EXECUTION VERSION

                               PURCHASE AGREEMENT

                                      AMONG

                               GASCO ENERGY, INC.

                              PANNONIAN ENERGY INC.

                           SAN JOAQUIN OIL & GAS LTD.

                             BREK ENERGY CORPORATION

                               BREK PETROLEUM INC.

                        BREK PETROLEUM (CALIFORNIA), INC.

                                       AND

                              CERTAIN STOCKHOLDERS

                            Dated as of July 16, 2002



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                                TABLE OF CONTENTS
                                                                            Page


                                    ARTICLE I

               THE SALE AND PURCHASE

Section 1.01               Sale and Purchase of Initial Interest...............1
Section 1.02               Transfer of Shares..................................3
Section 1.03               Right to Additional Interest........................3
Section 1.04               Special Phillips Leases.............................7
Section 1.05               Closing.............................................8
Section 1.06               Subsidiaries........................................8
Section 1.07               Romanian License Excluded...........................8

                                   ARTICLE II


              REPRESENTATIONS AND WARRANTIES OF BREK AND BREK PETROLEUM

Section 2.01               Organization and Qualification......................9
Section 2.02               Authorization of Agreement..........................9
Section 2.03               Title to Brek Shares................................9
Section 2.04               Absence of Further Requirements....................10
Section 2.05               No Bankruptcy......................................10
Section 2.06               No Broker Fees.....................................10
Section 2.07               Litigation.........................................10
Section 2.08               Access to Information..............................10

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Section 3.01               Authorization of Agreement.........................10
Section 3.02               Title to Stockholder Shares........................11
Section 3.03               Absence of Further Requirements....................11
Section 3.04               No Bankruptcy......................................11
Section 3.05               No Broker Fees.....................................11
Section 3.06               Litigation.........................................11
Section 3.07               Access to Information..............................11

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

Section 4.01               Organization and Qualification.....................12
Section 4.02               Authorization of Agreement.........................12
Section 4.03               Title to the Properties............................12
Section 4.04               Absence of Further Requirements....................15
Section 4.05               No Bankruptcy......................................15
Section 4.06               No Broker Fees.....................................15
Section 4.07               Compliance with Law................................15
Section 4.08               Litigation.........................................16
Section 4.09               Access to Information..............................16
Section 4.10               Interests being Conveyed...........................16

                                    ARTICLE V

              CONDITIONS PRECEDENT TO CLOSING

Section 5.01               Conditions Precedent to the Purchasers'
                               Obligations....................................16
Section 5.02                Conditions Precedent to the Company Parties'
                                     Obligations..............................17

                                   ARTICLE VI

                                    COVENANTS

Section 6.01               Data Sharing by the Company Parties of Information
                                           Obtained Prior to Closing............
         17
Section 6.02               Assignment Following Cessation of Production:
                                   Wyoming Developed Properties.............. 18
Section 6.03               Well Bore Agreements...............................19
Section 6.04               Wyoming Operatorship...............................19
Section 6.05               Termination of Share Exchange Agreements...........20
Section 6.06               Commercially Reasonable Efforts....................20
Section 6.07               Significant Transaction with the Company...........20
Section 6.08               Transfer Taxes.....................................20
Section 6.09               Ad Valorem and Similar Taxes.......................20
Section 6.10               Further Cooperation................................20
Section 6.11               Assumption.........................................21
Section 6.12               Confidentiality....................................21
Section 6.13               Mutual Release.....................................22
Section 6.14               Standstill.........................................22
Section 6.15               Unobtained Consents................................23
Section 6.16               New Areas of Mutual Interest.......................24
Section 6.17               Delay Rentals and Minimum Royalties................27
Section 6.18               Protested BLM Leases...............................27
Section 6.19               Financial Information..............................27

                                   ARTICLE VII

                              TERMINATION; SURVIVAL

Section 7.01               Termination........................................28
Section 7.02               Effect of Termination..............................28
Section 7.03               Survival...........................................29

                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 8.01               Appointment of Stockholder Representative..........29
Section 8.02               Notices............................................29
Section 8.03               Knowledge..........................................30
Section 8.04               Assignment.........................................31
Section 8.05               Disclaimers of Representations and Warranties......31
Section 8.06               Governing Law......................................31
Section 8.07               Entire Agreement...................................31
Section 8.08               Amendments and Waivers.............................31
Section 8.09               Severability.......................................32
Section 8.10               Counterparts.......................................32
Section 8.11               Interpretation of Agreement........................32
Section 8.12               Expenses...........................................32
Section 8.13               Specific Performance...............................32
Section 8.14               Attorneys' Fees....................................32
Section 8.15               Publicity..........................................33
Section 8.16               Binding Effect.....................................33
Section 8.17               Third Parties......................................33
Section 8.18               Tax Treatment......................................33



                             Exhibits and Schedules:
Exhibit A         .........Leases
Exhibit B-1       .........Developed Properties
Exhibit B-2       .........Special Phillips Leases
Exhibit C-1       .........Form of Assignment, Bill of Sale and Conveyance
Exhibit C-2       .........Form of Assignment of Contract Rights and Obligations
Exhibit C-3       .........Form of Assignment of Contract Rights and Obligations
Exhibit D         .........Joint Operating Agreement
Exhibit E         .........Brek/Gasco Areas of Mutual Interest

Schedule A        .........List of Stockholders
Schedule 4.03(a)  Material Contracts
Schedule 4.03(e)  Required Consents



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                               PURCHASE AGREEMENT


     This Purchase Agreement (this "Agreement") is entered into as of July 16, 2002, by and among Gasco Energy, Inc., a Nevada corporation (the "Company"), Pannonian Energy Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Pannonian"), San Joaquin Oil & Gas Ltd., a Nevada corporation and wholly-owned subsidiary of the Company ("San Joaquin"), Brek Energy Corporation, a Nevada corporation ("Brek"), Brek Petroleum Inc., a Nevada corporation and wholly-owned subsidiary of Brek ("Brek Nevada"), Brek Petroleum (California), Inc., a California corporation and wholly-owned subsidiary of Brek ("Brek California" and, together with Brek Nevada, collectively "Brek Petroleum") and the persons listed in Schedule A hereto (the "Stockholders"). The Company, Pannonian and San Joaquin are collectively referred to herein as the "Company Parties." Brek, Brek Petroleum and the Stockholders are collectively referred to herein as the "Purchasers." The Company, Pannonian, San Joaquin, Brek, Brek Petroleum and the Stockholders are collectively referred to herein as the "Parties" and, individually, each a "Party".

                              W I T N E S S E T H:

     WHEREAS, Brek owns 500 shares of Series A Convertible Redeemable Preferred Stock, $.001 par value, of the Company ("Preferred Stock") and 4,750,000 shares of common stock, $.0001 par value, of the Company ("Common Stock") (all such shares being collectively referred to herein as the "Brek Shares"); and

     WHEREAS, the Stockholders collectively own a total of 1,500,000 shares of Common Stock (the "Stockholder ------------ Shares"); and ------

     WHEREAS, the Purchasers desire to purchase from the Company Parties, and the Company Parties desire to sell to the Purchasers, an undivided 25% interest in all undeveloped oil and gas leases and rights to acquire interests in undeveloped oil and gas leases held by the Company Parties at the date of this Agreement in exchange for all of the Brek Shares and the Stockholder Shares, having an aggregate agreed fair market value of $22,000,000 (all such shares being collectively referred to herein as the "Shares") plus an option to acquire up to an additional 5% undivided interest in such properties for $10,500,000.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

                              THE SALE AND PURCHASE

Section 1.01 Sale and Purchase of Initial Interest. At the Closing (defined below), subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, the Company Parties will sell, transfer and deliver to the Purchasers and the Purchasers will purchase from the Company Parties:

(i) an initial undivided 25% of the Company Parties' right, title and interest in all of the oil and gas leases owned by the Company Parties at the date of this Agreement (except for Developed Properties and the Special Phillips Leases, as defined below), which oil and gas leases are identified in Exhibit A, but only insofar as such leases cover the lands that are not Developed Properties (the "Leases"); and

(ii) an initial undivided 25% of all rights held by the Company Parties at the date of this Agreement to earn interests in oil and gas leases by drilling wells or by any other means (the "Earning Wells") on such leases after the Closing Date pursuant to those certain agreements set forth in Part II of Schedule 4.03(a) ("Earning Agreements"), together with an initial undivided 25% of all obligations of the Company Parties at the date of this Agreement under the Earning Agreements, exclusive however of any rights or obligations with respect to the Developed Properties (all of such rights and obligations of the Company Parties, subject to such exclusion, being herein collectively called the "Earning Rights").

     The above described interests in the Leases, the Earning Rights and the Earning Agreements (collectively referred to herein as the "Initial Interest") will be conveyed from the Company Parties to the Purchasers at the Closing and have an agreed aggregate fair market value of $22,000,000.

     All of the Company Parties' existing wells and related facilities and leasehold interests in the Designated Wellbore Areas shall be retained by the Company Parties. These wells and facilities and, to the extent they cover the Designated Wellbore Areas, the concerned leases are identified on Exhibit B-1 and are referred to as the "Developed Properties." As used throughout this Agreement, the term "Designated Wellbore Area" means the 40-acre quarter-quarter section of the public land survey in which a concerned well is located, other than in the CD, Gamma Ray and Muddy Creek Federal Exploratory Units in Wyoming. In the CD, Gamma Ray and Muddy Creek Federal Exploratory Units, the term "Designated Wellbore Area" means the 160-acre quarter section of the public land survey in which a concerned well is located.

     The oil and gas leases identified on Exhibit B-2 (the "Special Phillips Leases") are leases in which the Company Parties own an interest and are subject to existing agreements with Phillips Petroleum Company ("Phillips") pursuant to which the Company has the right to earn additional interests by drilling certain wells. No interests in these leases will be assigned to the Purchasers on the Closing Date; however, the Purchasers will have the right to participate in the drilling of these wells and earn interests in the Special Phillips Leases pursuant to Section 1.04.

Section 1.02 Transfer of Shares. At the Closing, the Company Parties will execute and deliver to the Purchasers an Assignment, Bill of Sale and Conveyance and Assignments of Contract Rights and Obligations, substantially in the forms attached hereto as Exhibits C-1, C-2 and C-3, covering the Initial Interest (except for those Earning Rights for which Required Consents have not been obtained as of such date, which will become subject to Section 6.15) effective as of the Closing Date (the "Closing Assignments") against (i) the sale, transfer and delivery by Brek to the Company of the Brek Shares, free and clear of all taxes, liens, security interests, pledges, restrictions on transfer, encumbrances and adverse claims, and (ii) the sale, transfer and delivery by the Stockholders to the Company of the Stockholder Shares, free and clear of all taxes, liens, security interests, pledges, restrictions on transfer, encumbrances and adverse claims.

     At the Closing, the Company Parties shall also execute and deliver separate assignments of the leasehold interests to be assigned at the Closing, as necessary, on officially approved forms in sufficient counterparts to satisfy applicable statutory and regulatory requirements. Such assignments shall be deemed to contain all of the provisions set forth in the Closing Assignment set forth in Exhibit C-1. The interests conveyed by such separate assignments are the same, and not in addition to, the interests conveyed in the Closing Assignment set forth in Exhibit C-1.

     At the Closing, the Purchasers shall ratify, confirm and join in all operating agreements (whether a joint operating agreement or a unit operating agreement) to which a Company Party or any of its subsidiaries is bound that relate to the leases in which interests are then being assigned. All such operating agreements are listed or otherwise referred to on Schedule 4.03(a). If a Company Party or any of its subsidiaries are then contractually bound to enter into an operating agreement at a later date or upon satisfaction of a condition, then the Purchasers shall be similarly bound to enter into such operating agreement at the same time as such Company Party or its subsidiary. The contracts containing all such obligations are listed or otherwise referred to on
Schedule 4.03(a). If a Company Party is assigning interests in any leases that are not then subject to an operating agreement or a contractual promise to enter into an operating agreement, then such Company Party, and the Purchasers will enter into joint operating agreements each in the form attached as Exhibit D. In the event of any conflict between this Agreement and the terms of any such operating agreement (whether a joint operating agreement or a unit operating agreement), the terms of this Agreement shall control.

     At the Closing, (i) Brek shall deliver to the Company all certificates representing the Brek Shares, duly endorsed to the Company and (ii) the Stockholders shall deliver to the Company all certificates representing the Stockholder Shares, duly endorsed to the Company. All signatures of endorsement on certificates (or on stock powers accompanying the certificates) representing shares of Common Stock or Preferred Stock delivered at the Closing must be guaranteed by a firm which is a member of a registered United States national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (the "Exchange Act").

Section 1.03      Right to Additional Interest.


(a) The Purchasers shall have the right but not the obligation to purchase at their sole option an additional 5% undivided interest in the Company Parties' right, title and interest in the leases and rights conveyed to the Purchasers pursuant to Section 1.01, more particularly defined as the "Additional Interest" in Section 1.03(g) below, by paying additional consideration to the Company in the amount of $10,500,000 in the manner and under the terms described in (b) below.

(b) Upon receipt by the Company of a payment in the amount of $5,250,000 (the "First Option Payment") on or before January 1, 2004, then the Company will execute and deliver to the Purchasers an assignment of one-half of the Additional Interest (the "First One-Half Interest") substantially in the form (except for the amount of the interest being conveyed and the effective date) as the Closing Assignment set forth in Exhibit C-1. Upon receipt by the Company of the remaining payment of $5,250,000 (the "Second Option Payment") on or before January 1, 2005, the Company will execute and deliver to the Purchasers an assignment of the second one-half of the Additional Interest (the "Second One-Half Interest") substantially in the form (except for the interest being conveyed and the effective date) as the Closing Assignment set forth in Exhibit C-1. If the Purchasers fail to pay the First Option Payment on the due date thereof, the Purchasers shall forfeit their right to acquire any Additional Interest hereunder. If the Purchasers timely pay the First Option Payment but fail to pay the Second Option Payment on or before the due date thereof, the Purchasers shall forfeit their right to acquire the Second One-Half Interest. The obligations of the Purchasers to timely pay the First Option Payment and the Second Option Payment (collectively, the "Option Payments") hereunder in order to exercise their right to acquire the Additional Interest shall be absolute and unconditional and shall not be affected or reduced by any circumstances, including, without limitation, (i) any setoff (except for the reduction described in Section 6.18, if applicable), counterclaim, recoupment, defense or other right which a Purchaser may have against a Company Party or any other third party; (ii) any defect in title to the Properties to which the Purchasers will receive an interest hereunder; (iii) any disputes arising under or rights asserted by the Purchasers under any lease, operating agreement, farm-out agreement or similar agreement relating to the Properties; or (iv) any other circumstance or happening of any nature whatsoever, similar to any of the foregoing; it being the express intention of the Parties that failure to make any Option Payment on or before the due date thereof for any reason will result in the forfeitures set forth in this Section 1.03.

(c) If the due date for any Option Payment falls on a date that is a holiday for banks located in Denver, Colorado, such Option Payment shall become due on the next date that such banks are open for business. Each Option Payment shall be made by wire transfer to the Company's account pursuant to instructions delivered by the Company to Brek in accordance with Section 8.02.

(d) At the time of assignment by the Company of the First One-Half Interest and the Second One-Half Interest (if such interests are assigned to the Purchasers in compliance with Section 1.03(b)), the Company Parties shall also execute and deliver separate assignments of the leasehold interests to be assigned, as necessary, on officially approved forms in sufficient counterparts to satisfy applicable statutory and regulatory requirements. Such assignments shall be deemed to contain all of the provisions set forth in the corresponding assignment described in Section 1.03(b). The interests conveyed by such separate assignments are the same, and not in addition to, the interests conveyed in the assignments described in Section 1.03(b).

(e) Before January 1, 2004, and thereafter, if the Purchasers have paid to the Company on or before their respective due dates all Option Payments to be paid to the Company through the then current date as required by the provisions of
Section 1.03(b), the Purchasers shall have the right to participate in any well drilled on the Leases or any Earning Well for the Full Purchaser Interest (as defined in (g) below) therein. If the Purchasers participate or fail to participate on such terms, the following provisions shall apply:

          (1) If the Purchasers participate for the Full Purchaser Interest in the drillingof a well drilled on the Leases, (A) the Company Parties will assign or cause to be assigned to the Purchasers the additional interest they would have acquired in the well and the acreage within the Designated Wellbore Area in which such well is located pursuant to Section 1.03(b) as if all Option Payments had been timely made, and (B) such well and acreage shall be excepted from any Additional Interest subsequently assigned to the Purchasers.

          (2) If the  Purchasers  fail to  participate  for the  Full  Purchaser
     Interest in any such well located on a Lease, then such well and the Designated Wellbore Area in which such well is located shall be excepted from any Additional Interest subsequently assigned by the Company Parties to the Purchasers and reserved by the Company Parties.

          (3) If the Purchasers participate for the Full Purchaser Interest in the drilling of an Earning Well, (A) the Company Parties will assign or cause to be assigned to the Purchasers (i) the full interest the Purchasers would have acquired in the Earning Well and the Designated Wellbore Area in which the Earning Well is located pursuant to Section 1.03(b) as if all Option Payments had been timely made and (ii) an undivided 25% of the interests earned by the Company Parties in any additional acreage pursuant to the provisions of the applicable Earning Agreement, and (B) such Earning Well and Designated Wellbore Area (but not the additional acreage referred to in subclause (A)(ii) above) shall be excepted from any Additional Interest subsequently assigned to the Purchasers and reserved by the Company Parties.

          (4) If the Purchasers fail to participate or the Full Purchaser Interest in any Earning Well, then there shall be excepted from any Additional Interest subsequently assigned to the Purchasers and reserved by the Company Parties (i) such Earning Well, (ii) all acreage earned by the Company Parties through the drilling of such Earning Well, and (iii) all other acreage that the Company Parties may earn through the drilling of subsequent wells under the terms of the applicable Earning Agreement (but only if the Company Parties would have lost all such other acreage if they would have failed to participate for their full interest in such Earning
     Well).

          (5) The Purchasers' rights under this Section 1.03(e) shall terminate on the date on which the Purchasers receive an assignment of the Second One-Half Interest pursuant to Section 1.03(b) or, if earlier, the date on which the Purchasers have forfeited their right to acquire the Additional Interest pursuant to this Section 1.03.

(f) If the Purchasers acquire 25% of any Remaining Interest pursuant to the provisions of Section 6.16(b), they shall have the option to purchase an additional portion of such Remaining Interest aggregating 5% thereof, upon the following terms and conditions:

          (1) The Purchasers may purchase an additional 2.5% of such Remaining Interest ("First Option Interest") if the Purchasers receive or have received an assignment of the First One-Half Interest pursuant to Section 1.03(b). Provided it timely exercises its option to purchase the First Option Interest, the Purchasers may also purchase another 2.5% of such Remaining Interest ("Second Option Interest") if the Purchasers receive or have already received an assignment of the Second One-Half Interest pursuant to Section 1.03(b). Any election by the Purchasers to exercise their option to purchase either of such interests shall be made in writing and received by the Company not later than five (5) days after the later of
     (i) the date on which the Purchasers receive the assignment of the First One-Half Interest or the Second One-Half Interest, as applicable, and (ii) the date on which the Purchasers receive notice that they may acquire a portion of the Remaining Interest. If the Purchasers fail to exercise the option, they shall be deemed conclusively to have elected not to purchase the above described interest.

          (2) The purchase price for the First Option Interest or the Second Option Interest (either, an "Option Interest") shall be an amount equal to 2.5% of the aggregate out-of-pocket costs incurred by the Company Parties to acquire and maintain the Remaining Interest (including, without limitation, all rentals, delay rentals and minimum royalties paid by the Company Parties attributable to the Remaining Interest).

          (3) At the closing of the sale of an Option Interest, the Purchasers shall pay the purchase price for the Option Interest in same-day funds to the Company Parties and the Company Parties shall execute and deliver to the Purchasers an assignment of the Option Interest. Such assignment shall warrant title to the Option Interest against all liens, restrictions and encumbrances created by, through or under the Company Parties, but not otherwise and subject to the Permitted Encumbrances.

          (4) If (i) the Remaining Interest is acquired under Section 6.16(b) in the form of a farmout agreement, exploration agreement or any other agreement that requires one or more wells to be drilled in order to earn a leasehold interest ("Farmout Agreement"), (ii) the Purchasers receive an assignment of an interest in the additional acreage described in clause
     (ii) of the first grammatical paragraph of Section 6.16(e), and (iii) the Purchasers subsequently receive an assignment of the First One-Half Interest pursuant to Section 1.03(b), then, if the Purchasers so elect in the manner set forth in Section 1.03(f)(1) with respect to the First Option Interest, the Company Parties shall assign to the Purchasers an additional interest in the acreage described in such clause (ii) being the difference between 27.5% and 25% of the interests earned by the Company Parties in such acreage and the Purchasers shall pay the Company Parties an additional amount equal to 2.5% of the Company Parties' acquisition costs for that Interest as described in clause (c) of Section 6.16(b).

          (5) If (i) the Remaining Interest is acquired under Section 6.16(b) in the form of a Farmout Agreement, (ii) the Purchasers receive an assignment of an interest in the additional acreage described in clause (ii) of the first grammatical paragraph of Section 6.16(e), and (iii) the Purchasers subsequently receive an assignment of the Second One-Half Interest pursuant to Section 1.03(b), then, if the Purchasers so elect in the manner set forth in Section 1.03(f)(1) with respect to the Second Option Interest, the Company Parties shall assign to the Purchasers an additional interest in the acreage described in such clause (ii) being the difference between 30% and 27.5% of the interests earned by the Company Parties in such acreage and the Purchasers shall pay the Company Parties an additional amount equal to 2.5% of the Company Party's acquisition costs for that Interest as described in clause (c) of Section 6.16(b).

          (6) the Purchasers' rights under this Section 1.03(f) shall terminate on the date on which the Purchasers receive an assignment of the Second One-Half Interest pursuant to Section 1.03(b) or, if earlier, the date on which the Purchasers have forfeited their right to acquire Additional Interest pursuant to this Section 1.03.

(g) As used herein, the following terms shall have the meaning given them as follows:

          "Additional  Interest"  means,  subject to the  provisions  of Section
     1.03(e), (i) an undivided 5% of the Company Parties' right, title and interest in the Leases at the date of this Agreement (except for the Developed Properties), (ii) an undivided 5% of the interests earned by the Parties through the exercise of the Earning Rights on or before the date on which the Purchasers are entitled to an assignment of the First One-Half Interest or the Second One-Half Interest pursuant to Section 1.03(b), less and except, however, (A) the Earning Wells and the Designated Wellbore Areas in which such Earning Wells are located and (B) if the Purchasers fail to participate in the drilling of an Earning Well for the Full
     Purchaser Interest, (y) any acreage earned through the drilling of such Earning Well and (z) all other acreage that the Company Parties earn through the drilling of subsequent Earning Wells under the terms of the applicable Earning Agreement (but only if the Company Parties would have lost all such other acreage if the Company Parties would have failed to participate for their full interest in such Earning Well) and (iii) an undivided 5% interest in all Earning Rights, to the extent such Earning Rights remain in effect at the date on which the Purchasers are entitled to an assignment of the First One-Half Interest or the Second One-Half Interest pursuant to Section 1.03(b) (as applicable), provided that, if the Purchasers fail to participate in the drilling of an Earning Well for the Full Purchaser Interest, there shall be excluded from this clause (iii) all Earning Rights under the applicable Earning Agreement (but only if the Company Parties would have lost all such Earning Rights if the Company
     Parties would have failed to participate for their full interest in such Earning Well).

          "Full Purchaser Interest" means (i) with respect to a well drilled on the Leases, the sum of (A) the full amount of the interest in the applicable Leases assigned to the Purchasers at the Closing pursuant to
     Section 1.02 and (B) the additional interest in the applicable Leases the Purchasers would acquire pursuant to Section 1.03(a) if all of the Additional Interests were conveyed to them, and (ii) with respect to an Earning Well, a full 30% participation share in the Earning Well or, if there are multiple farmee parties under the applicable farmout agreement, 30% of the Company Parties' participation share as one of the farmee parties with respect to the drilling of the Earning Well and earning leasehold interests as held by the Company Parties at the date of this Agreement.

Section 1.04      Special Phillips Leases.


(a) Southern Leases. Pannonian currently owns different leasehold interests in different depths in the lands covered by Federal Leases UTU-018260-A and UTU-058148 (the "Southern Leases"). Phillips has granted Pannonian a farmout by which if Pannonian drills a test well to a certain depth by December 31, 2002 and completes such well as a producer, then Phillips and Pannonian will enter into a cross conveyance that would result in (i) Pannonian having 100% of the leasehold interest as to all depths in the 80-acre tract in which the well is located before payout (70% after payout), and (ii) Pannonian and Phillips having 70% and 30% leasehold interests, respectively, in the other lands covered by the Southern Leases. The Purchasers will have the right to participate for the Full Purchaser Interest in such test well, and if the well is completed as a producer in accordance with the terms of the farmout, the Purchasers will receive an assignment of 30% of Pannonian's interests in the Southern Leases after the above cross conveyance has been executed and delivered. In such case, no interest in the Southern Leases will be included in any Additional Interest subsequently assigned to the Purchasers. If the well is abandoned as a dry hole, the Purchasers will receive an assignment of 25% of Pannonian's interest in the Southern Leases. If Pannonian decides not to drill the well in accordance with the terms of the farmout, Pannonian will assign to the Purchasers 25% of Pannonian's interest in the Southern Leases as soon as Pannonian makes such decision and an additional 5% of Pannonian's interest in the Southern Leases will become a part of the Additional Interest.

(b) Nonconsent Tracts. Phillips has elected not to participate in the drilling of four wells proposed by Pannonian to be commenced prior to December 31, 2002 on four 320-acre tracts identified on Exhibit B-2 (the "Nonconsent Tracts"). For each such well on which drilling is commenced prior to December 31, 2002, Phillips has agreed to assign to Pannonian its entire interest in the Nonconsent Tract on which such well is drilled. The Purchasers will have the right to participate for the Full Purchaser Interest in each such well, and if the Purchasers do so participate, then in each such case the Purchasers will receive an assignment of 30% of Pannonian's entire interest in the corresponding Nonconsent Tract following the assignment by Phillips to Pannonian of its interest in such Nonconsent Tract. In such case, no interest in the corresponding Nonconsent Tract will be included in any Additional Interest subsequently assigned to the Purchasers. If the drilling of any such well is not commenced prior to December 31, 2002, such that Phillips does not assign its interest in the corresponding Nonconsent Tract to Pannonian, Pannonian will assign to the Purchasers 25% of Pannonian's interest in such Nonconsent Tract as soon as Pannonian decides not to commence such drilling prior to such date and such Nonconsent Tract shall be deemed to be a part of the Initial Interest and an additional 5% of Pannonian's interest in such Nonconsent Tract will become a part of the Additional Interest.

Section 1.05 Closing. The closing (the "Closing" of the sale and purchase of the Shares shall take place at the offices of the Company in Denver, Colorado, at 10:00 a.m. on July 16, 2002, or at such other place, date and time as the parties hereto may agree (the "Closing Date").

Section 1.06 Subsidiaries. The Company holds title to the Properties through its wholly owned subsidiaries, Pannonian and San Joaquin. The Company shall cause Pannonian or San Joaquin, as applicable, to execute all assignments and conveyances relating to the Properties and otherwise to perform the obligations of the Company relating to the Properties under this Agreement.

Section 1.07 Romanian License Excluded. Pannonian currently holds an oil and gas concession (the "Concession") issued by the country of Romania that it intends to assign to Pannonian International Ltd. For purposes of this Agreement, the Concession shall be deemed not to be owned by a Company Party or any Affiliate thereof, and Purchasers shall acquire no interest in the Concession hereunder.

ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF BREK AND BREK PETROLEUM

     Brek and Brek Petroleum hereby jointly and severally represent and warrant to the Company Parties as follows:

Section 2.01 Organization and Qualification. Brek and Brek Petroleum are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions, and have the requisite corporate power and authority to own or lease all material property that they purport to own or lease and to carry on their business as now being conducted. Brek and Brek Petroleum are, and following the Closing will be, duly qualified as foreign corporations, and are in good standing in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except to the extent that the failure to so qualify would not have a material adverse effect on the business or financial condition of Brek or Brek Petroleum.

Section 2.02 Authorization of Agreement. Brek has full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Brek Shares to the Company. Brek Petroleum has full right, power and authority to enter into this Agreement. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by Brek and Brek Petroleum have been duly authorized by the Boards of Directors of Brek and Brek Petroleum. This Agreement has been executed and delivered by Brek and Brek Petroleum. The consummation of the transactions contemplated herein do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Brek Shares pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which Brek or Brek Petroleum is a party or by which Brek or Brek Petroleum may be bound, or to which any of the property or assets of Brek or Brek Petroleum is subject, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of Brek or Brek Petroleum or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Brek, Brek Petroleum or any of their properties.

Section 2.03 Title to Brek Shares. Brek has and will have at the Closing Date good and valid title to the Brek Shares, free and clear of all taxes, liens, security interests, pledges, restrictions on transfer, encumbrances and adverse claims of any kind whatsoever, other than pursuant to this Agreement; and upon delivery of the Brek Shares to the Company and delivery by the Company Parties of the Closing Assignments as herein contemplated, the Company will receive good and valid title to the Brek Shares, free and clear of all taxes, liens, security interests, pledges, encumbrances and adverse claims of any kind whatsoever. Since the original acquisition by Brek of the Brek Shares, Brek has not (i) sold or securitized all or any portion of the Brek Shares; (ii) used any of the Brek Shares as collateral for a loan or other credit; or (iii) engaged in a short sale of any portion of the Brek Shares.

Section 2.04 Absence of Further Requirements. Except for applicable reporting requirements under the Securities Exchange Act of 1934 (the "Exchange Act"), no filing with, or consent, approval, authorization, order, registration, notification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by Brek or Brek Petroleum of their respective obligations hereunder or in connection with the sale and delivery of the Brek Shares hereunder or the consummation of the transactions contemplated by this Agreement.

Section 2.05 No Bankruptcy. There are no bankruptcy proceedings pending, being contemplated by or, to Brek's or Brek Petroleum's Knowledge, threatened against Brek or Brek Petroleum.

Section 2.06 No Broker Fees. Brek and Brek Petroleum have not engaged any broker, finder or investment banker for which any Company Party could be liable for any fees or commissions in connection with the transactions contemplated hereby.

Section 2.07 Litigation. There is no action, suit, proceeding, claim or investigation by any person, entity, administrative agency or governmental body pending or, to Brek's or Brek Petroleum's Knowledge, threatened against Brek or Brek Petroleum before any governmental authority that impedes or is likely to impede its ability to consummate the transactions contemplated by this Agreement.

Section 2.08 Access to Information. Brek and Brek Petroleum have had access to, and the opportunity to review, all data and other information requested by them regarding the Properties and have had the opportunity to question the officers and employees of the Company Parties for the purposes of completing their due diligence investigation of the Properties.

ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     Each Stockholder severally, but not jointly, hereby represents and warrants to the Company Parties as follows:

Section 3.01 Authorization of Agreement. Such Stockholder has full right, power and authority to enter into this Agreement and to sell, transfer and deliver its Stockholder Shares to the Company. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by such Stockholder have been duly authorized by all necessary corporate or other action on behalf of such Stockholder. The consummation of the transactions contemplated herein do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Stockholder Shares owned by such Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Stockholder is a party or by which such Stockholder may be bound, or to which any of the property or assets of such Stockholder is subject, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws or other organizational document, if any, of such Stockholder or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over such Stockholder or any of its properties. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

Section 3.02 Title to Stockholder Shares. Such Stockholder has and will have at the Closing Date good and valid title to the shares of Common Stock set forth on Schedule A to be delivered by such Stockholder to the Company at the Closing, free and clear of all taxes, liens, security interests, pledges, restrictions on transfer, encumbrances and adverse claims of any kind whatsoever, other than pursuant to this Agreement; and upon delivery of such shares of Common Stock and delivery by the Company Parties of the Closing Assignments as herein contemplated, the Company will receive good and valid title to such shares of Common Stock, free and clear of all taxes, liens, security interests, pledges, encumbrances and adverse claims of any kind whatsoever.

Section 3.03 Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, notification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Stockholder of its obligations hereunder or in connection with the sale and delivery of its Stockholder Shares hereunder or the consummation of the transactions contemplated by this Agreement.

Section 3.04 No Bankruptcy. There are no bankruptcy proceedings pending, being contemplated by or, to such

Stockholder's Knowledge, threatened against such Stockholder.

Section 3.05 No Broker Fees. Such Stockholder has not engaged any broker, finder or investment banker for which any Company Party could be liable for any fees or commissions in connection with the transactions contemplated hereby.

Section 3.06 Litigation. There is no action, suit, proceeding, claim or investigation by any person, entity, administrative agency or governmental body pending or, to such Stockholder's Knowledge, threatened against it before any governmental authority that impedes or is likely to impede its ability to consummate the transactions contemplated by this Agreement.

Section 3.07 Access to Information. Such Stockholder has had access to, and the opportunity to review, all data and other information requested by such Stockholder regarding the Properties and has had the opportunity to question the officers and employees of the Company Parties for the purposes of completing such Stockholder's due diligence investigation of the Properties.

ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

     The Company Parties hereby jointly and severally represent and warrant to each of the Purchasers as follows:

Section 4.01 Organization and Qualification. Each Company Party is a corporation duly organized, validly existing and in good standing under the laws of its organization, and has the requisite corporate power and authority to own or lease all material property that it purports to own or lease and to carry on its business as now being conducted. Each Company Party is duly qualified as a foreign corporation, and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except to the extent that the failure to so qualify would not have a material adverse effect on the business or financial condition of such Company Party. Each Company Party is qualified with all applicable governmental authorities to own and operate the Properties and the Developed Properties.

Section 4.02 Authorization of Agreement. Each Company Party has full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Properties to the Purchasers. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Company Parties have been duly authorized by the respective Boards of Directors of the Company Parties. This Agreement has been executed and delivered by each Company Party. Subject to the preferential rights and consent referenced in
Section 4.03(e) below, the consummation of the transactions contemplated herein do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Properties pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which a Company Party is a party or by which a Company Party may be bound, or to which any of the property or assets of the Company Parties is subject, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of any Company Party or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over such Company Party or any of its properties.

Section 4.03 Title to the Properties. The Company Parties make the following representations and warranties regarding the Initial Interest, the Additional Interest and the Special Phillips Leases (collectively referred to herein as the "Properties"):

(a) No Liens. Except for the Permitted Encumbrances or as otherwise agreed to in writing by Brek and the Stockholder Representative (as defined in Section 8.01),
(i) the Initial Interest will be conveyed to the Purchasers at the Closing free and clear of all liens, restrictions and encumbrances created by, through or under a Company Party or an Affiliate thereof, and (ii) the Additional Interest, if conveyed to the Purchasers, will be conveyed free and clear of all liens, restrictions and encumbrances created by, through or under a Company Party or an affiliate thereof. As used in this Agreement, "Affiliate" means, with respect to a specific person or entity, another person or entity that directly, or indirectly through one or more intermediaries, Controls or Controlled by or is under common Control with the specified person or entity; and "Control", and its correlative forms, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ability to exercise voting power, by contract or otherwise. As used in this Agreement, "Permitted Encumbrances" means any of the following matters to the extent the same are valid and subsisting and affect the
Properties:

               (1) all matters not created by, through or under a Company Party or an affiliate thereof including, without limitation, any matters created by, through or under any such party's predecessors in title;

               (2) the contracts, agreements,  instruments and other matters set
          forth   on    Schedule    4.03(a)    (the    "Material    Contracts");

               (3) any liens for taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business and for which a Company Party has agreed to pay pursuant to the terms hereof or which have been prorated pursuant to the terms hereof;

               (4) the terms, conditions, restrictions, exceptions, reservations, limitations and other matters contained in (including any liens or security interests created by law or reserved in oil and gas leases for royalty, bonus or rental, or created to secure compliance with the terms of) the agreements, instruments and documents that create or reserve to the Company Parties their interests in the Properties (including, without limitation, farmout agreements and exploration agreements);

               (5) any obligations or duties affecting the Properties to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable laws, rules, regulations and orders of the United States and the state, county, city and political subdivisions in which the Properties are located and that exercises jurisdiction over such Properties, and any agency, department, board or other instrumentality thereof that exercises jurisdiction over such Properties (collectively, "Governmental Authority");

               (6) any (i) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, hunting, logging, canals, ditches, reservoirs or the like and (ii) easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other similar rights-of-way on, over or in respect of property owned or leased by a Company Party or over which a Company Party owns rights-of-way, easements, permits or licenses;

               (7) all lessors' royalties, overriding royalties, net profits interests, carried interests, production payments, reversionary interests and other burdens on or deductions from the proceeds of production relating to the Leases or the leases in which the Company Parties may earn interests pursuant to Earning Rights (the "Earning Leases") (i) created or in existence as of the date of this Agreement or (ii) created pursuant to the documents or matters listed on
          Schedule 4.03(a);

               (8) preferential rights to purchase or similar agreements with respect to which (i) waivers or consents are obtained from the appropriate parties for the transaction contemplated hereby or (ii) required notices have been given for the transaction contemplated hereby to the holders of such rights and the appropriate period for asserting such rights has expired without an exercise of such rights;

               (9) required third party consents to assignments or similar agreements with respect to which (i) waivers or consents are obtained from the appropriate parties for the transaction contemplated hereby or (ii) required notices have been given for the transaction contemplated hereby to the holders of such rights and the appropriate period for asserting such rights has expired without an exercise of such rights;

               (10) all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities in connection with the sale or conveyance of oil and gas leases or interests therein that are customarily obtained subsequent to such sale or conveyance;

               (11) all defects and irregularities affecting the Properties which individually or in the aggregate do not or could not operate to reduce the net revenue interests of the Company Parties, increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the working interests of the Company Parties, or otherwise interfere materially with the operation, value or use of the Properties; and

               (12) with respect to the Leases or the Earning Leases, any depth limitations in the Company Parties' ownership.

(b) Judgments. There are no unsatisfied judgments or injunctions issued by a court of competent jurisdiction or other governmental agency outstanding against a Company Party that would be reasonably expected to materially interfere with the operation of the Properties or impair the ability of the Company Parties to consummate the transactions contemplated hereby.

(c) No Notice of Violation. With respect to the Properties, no Company Party has received notice (i) of a material violation of any statute, law, ordinance, regulation, permit, rule or order of any federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its business or operations which remains uncured, and which would have a material adverse effect on any of the Properties or (ii) from any government authority with jurisdiction over the Properties that any portion of the Properties is not in substantial compliance with applicable laws.

(d) Calls on Production. There are no calls on or preferential rights to purchase natural gas production from any of the Properties.

(e) Preferential Rights and Consents. There are no preferential rights to purchase the Properties. The Required Consents are required to be obtained only from the parties named on Schedule 4.03(e). The term "Required Consent" means a consent that if not obtained by Closing would invalidate the conveyance of the Properties; provided, however, that consents and approvals that are customarily obtained after Closing (such as federal and state approvals of assignments), and other consents that do not specifically invalidate the conveyance if not obtained are not "Required Consents". The Company Parties shall use commercially reasonable efforts to obtain all Required Consents.

Section 4.04 Absence of Further Requirements. Except for applicable reporting requirements under the Exchange Act and Permitted Encumbrances, no filing with, or consent, approval, authorization, order, registration, notification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company Parties of their obligations hereunder or in connection with the sale and delivery of the Properties hereunder or the consummation of the transactions contemplated by this Agreement.

Section 4.05 No Bankruptcy. There are no bankruptcy proceedings pending, being contemplated by or, to the

Company Parties' Knowledge, threatened against a Company Party.

Section 4.06 No Broker Fees. No Company Party has engaged any broker, finder or investment banker for which any of the Purchasers could be liable for any fees or commissions in connection with the transactions contemplated hereby.

Section 4.07 Compliance with Law. All of the Properties operated by the Company Parties are so operated in compliance with applicable laws and regulations (including, without limitation, Environmental Laws) in all material respects. With respect to Environmental Laws, compliance therewith is deemed to include, without limitation that, to the Company Parties' Knowledge:

(a) With respect to the Properties operated by the Company Parties, the applicable Company Party has acquired all material permits, licenses and authorization required under any Environmental Laws in order to conduct its business as it has been historically conducted and such Company Party is in compliance with all such permits, licenses and authorizations;

(b) With respect to the Properties operated by the Company Parties, there has been no material Release by the Company Parties or by any other person of any Hazardous Substances, Oils, Pollutants or Contaminants or any other wastes produced by, or resulting from, any business, commercial, or industrial activities operations, or processes, on, beneath, or adjacent to any of the Properties for which a Company Party may be held liable under any Environmental Laws; and

(c) There exists no written or tangible report, synopsis or summary of any asbestos, toxic waste or Hazardous Substances, Oils, Pollutants or Contaminants investigation made with respect to all or any portion of the Properties operated by the Company Parties.

     The following definitions apply to the foregoing provisions regarding Environmental Laws:

          (1) "Environmental Laws" means all federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances, Oils, Pollutants or Contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, Oils, Pollutants or Contaminants.

          (2) "Hazardous Substances, Oils, Pollutants or Contaminants" means all substances defined as such in the National Oil and Hazardous Substances Pollutant Contingency Plan, 40 C.F.R.ss.300.6, or defined as such under any Environmental Laws.

          (3) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environmental (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances, Oils, Pollutants or Contaminants through or in the air, soil, surface water, groundwater or any property.

Section 4.08 Litigation. There is no action, suit, proceeding, claim or investigation by any person, entity, administrative agency or governmental body pending or, to the Company Parties' Knowledge, threatened against a Company Party before any governmental authority that impedes or is likely to impede its ability to consummate the transactions contemplated by this Agreement.

Section 4.09 Access to Information. The Company Parties have given Brek, Brek Petroleum and the Stockholder Representative full access to all data, maps and other information owned or licensed by the Company Parties with respect to the Properties.

Section 4.10 Interests being Conveyed. The Leases, the Special Phillips Leases and the Developed Properties represent all of the oil and gas leases owned by the Company Parties as of the date of this Agreement. The agreements set forth in Part II of Schedule 4.03(a) are all of the agreements containing Earning Rights owned by the Company Parties as of the date of this Agreement.

ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING

Section 5.01 Conditions Precedent to the Purchasers' Obligations. The obligations of the Purchasers to consummate the transactions provided for by this Agreement are subject, at the option of Brek and the Stockholder Representative, to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

(a) All representations and warranties of the Company Parties contained in this Agreement shall be true in all material respects (considering the transaction as a whole) at and as of the Closing in accordance with their terms as if such representations and warranties were remade at and as of the Closing; and

(b) No order shall have been entered by any court or governmental agency having jurisdiction over the parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and that remains in effect at the time of the Closing.

(c) The Company shall have delivered to the Purchasers prior to the Closing a certificate of non-foreign status which meets the requirements of Treasury Regulation Section 1.1445-2(b)(2).

Section 5.02 Conditions Precedent to the Company Parties' Obligations. The obligations of the Company Parties to consummate the transactions provided for by this Agreement are subject, at the option of the Company, to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

(a) All representations and warranties of the Purchasers contained in this Agreement shall be true in all material respects (considering the transactions as a whole) at and as of the Closing in accordance with their terms as if such representations were remade at and as of the Closing;

(b) No order shall have been entered by any court or governmental agency having jurisdiction over the parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and that remains in effect at the time of the Closing; and

(c) Gregory Pek shall have tendered to the Company (i) his resignation as a member of the Executive Committee of the Company's Board of Directors, and (ii) his resignation as a Director of the Company.

(d) Each  Purchaser  shall have delivered to the Company prior to Closing either
(i) a certificate of non-foreign status which meets the requirements of Treasury Regulation Section 1.1445-2(b)(2), or (ii) a certificate certifying the number of shares of Preferred Stock and the number of shares of Common Stock (including any shares of stock of a predecessor of the Company) owned by such Purchaser during the five-year period preceding the date of Closing, which evidences that at no time during such five-year period has such Purchaser owned or been treated as owning under rules prescribed by Sections 318 and 897 of the Code more than five percent of the value of the stock of the Company (or any predecessor of the Company).

(e) Brek shall have delivered to the Company copies of agreements terminating the Share Exchange Agreements dated as of January 16, 2002 between Brek and the holders of an aggregate of 7,000,000 shares of the Company's common stock.

ARTICLE VI

                                    COVENANTS

Section 6.01 Data Sharing by the Company Parties of Information Obtained Prior to Closing.

(a) Upon request after the Closing and continuing until there has been a Change of Control (as hereafter defined) of the Company, Brek or Brek Petroleum, whichever shall first occur, the Company Parties will give Brek and Brek Petroleum timely access to and the ability to copy, at such party's expense, all raw data obtained prior to the Closing and interpretations or analyses of such data prepared prior to the Closing (but expressly excluding interpretations or analyses of such data prepared after the Closing) in the Company Parties' possession and produced from drilling or other work conducted before the Closing on the Properties and the Developed Properties; provided, however, that if such data is protected by confidentiality or non-disclosure restrictions in favor of third parties and such third parties do not consent to the disclosure of such data to Brek or Brek Petroleum or giving copies of such data to Brek or Brek Petroleum, then the Company Parties shall have no obligation to Brek or Brek Petroleum under this Section 6.01 with respect to such data other than to provide Brek or Brek Petroleum with a description of such data and a copy of such non-disclosure restrictions, and to cooperate with and assist Brek and Brek Petroleum in attempting to obtain any such third party consents, provided that the Company Parties shall not be required to incur any out of pocket costs or expenses in doing so.

(b) For purposes of this Agreement, a "Change of Control" in an entity shall have occurred upon the happening of any of the following events:

(i) the entity is merged, consolidated or reorganized into or with or sells all or substantially all of its assets to another corporation or other legal person (other than an Affiliate of such entity), and as a result of such merger, consolidation, reorganization or sale (A) less than a majority of the combined voting power of the then-outstanding securities of the surviving corporation or person (in the case of a merger, consolidation or reorganization) or the buyer (in the case of a sale of assets) immediately after such transaction are held in the aggregate by the holders of voting stock of the entity immediately prior to such transaction and (B) persons serving as Directors of the entity immediately prior to the transaction constitute less than a majority of the Directors of the surviving corporation or legal person immediately after consummation of the transaction; or

(ii) if during any one (1) year period, individuals who at the beginning of any such period constituted the Directors of the entity cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the entity's shareholders, of each Director of the entity first elected during such period was approved by a vote of at least two-thirds of the Directors of the entity then still in office who were Directors of the entity at the beginning of any such period.

(c) For the avoidance of doubt, the Parties specifically acknowledge that the Company Parties and their subsidiaries shall have the free and unrestricted right to transfer, encumber, drill, and deal in all of their properties; provided, however, that the Company Parties shall not transfer, encumber (except for Permitted Encumbrances) or deal in, until the last of the Additional Interest is assigned to the Purchasers or April 1, 2005, whichever shall first occur, the quantum of interest to which the Purchasers may be entitled under the terms of this Agreement, and shall leave unassigned and unencumbered (except for Permitted Encumbrances) at least such quantum of interest as the Purchasers may be entitled under the terms of this Agreement.

Section 6.02 Assignment Following Cessation of Production: Wyoming Developed Properties. If any of the six Wyoming wells identified in Exhibit B-1 are ever plugged and abandoned, and if no new well is spudded in the corresponding Designated Wellbore Area within 90 days after the plugging date of that abandoned well, then Pannonian shall promptly assign to Brek an undivided 25% (or such greater interest as may be required as a result of Brek's prior exercise of the option set forth in Section 1.03) of Pannonian's right, title and interest in the leases covering the Designated Wellbore Area at that date, but only to the extent such leases cover the Designated Wellbore Area. Following any such assignment, the leasehold interests will be deemed to be leases conveyed to the Purchasers pursuant to Section 1.01, so that the leasehold interests, to the extent they cover the Designated Wellbore Area, will be included in the interests to be conveyed upon any subsequent exercise by Brek of its option in Section 1.03.

Section 6.03 Well Bore Agreements. This Agreement contemplates two situations in which a Party may have a greater interest in a particular well and the Designated Wellbore Area in which the well is located than the Party has in adjoining lands: first, in Section 1.01, where the Company Parties are retaining 100% of their interest in Developed Properties and, second, in Section 1.03(e), where the Purchasers may under certain circumstances participate in new drilling at the level they would own if all of the Additional Interest had been conveyed to them, retaining such interest in the newly-drilled well and the Designated Wellbore Area in which the well is located even if they do not later receive all of the Additional Interest. In these situations, the Parties specifically intend that each Party shall bear its share of costs and receive its share of revenue from the concerned well and Designated Wellbore Area (as to all depths in which the Parties have an interest) without regard to any different result that would be required based upon the applicable spacing unit or participating area. The Parties irrevocably commit to enter into and to record and file in the relevant governmental offices appropriate wellbore agreements stating that, notwithstanding any larger or different spacing units or participating areas that may be established from time to time, the Company Parties, on the one side, and the Purchasers, on the other side, agree that all working interest costs and the burden of all overriding royalties created after the date of this Agreement shall, as to the concerned wells, be borne by the Parties in the same proportions that they own interests in such wells, and that all working interest production and working interest net revenue from these wells shall be owned solely by the Parties in the same proportions that they own interests in these wells. By way of illustration, the Parties agree, as between themselves, that the Company Parties will own 100% of the Developed Properties and be entitled to 100% of the revenues from the wells shown on Exhibit B-1, even if another result would be dictated by applicable spacing orders or unit agreements. Similarly, the Parties agree, as between themselves, that, so long as the Purchasers paid 30% of the costs of a newly-drilled well where permitted under Section 1.03(e), the Purchasers will own 30% of such newly-drilled wells and be entitled to 30% of the revenues from such wells, even if another result would be dictated by applicable spacing orders or unit agreements. From and after the date of this Agreement, each Party covenants not to create any overriding royalty that would have the effect of burdening production attributable to any other Party obtained from wells physically located on the concerned Designated Wellbore Areas. The Parties recognize that landowner royalties and overriding royalties in existence at the date of this Agreement must be paid in accordance with relevant spacing orders or unit agreements and that third-party working interest owners may have rights that are not affected by the wellbore agreements described above, but the Parties intend, as between themselves, to ensure that working interest costs, subsequently created overriding royalty interests, and revenues associated with these particular wells, even if recompleted, deepened or twinned within the Designated Wellbore Area, shall be the burdens and benefits of the Parties in accordance with their interests in the concerned wells themselves, rather than in the spacing units or participating areas. In addition to the wellbore agreements described above, the Parties specifically undertake to execute such other or additional instruments as may reasonably be necessary to fulfill this intention.

Section 6.04 Wyoming Operatorship. As additional consideration for the conveyance of the Initial Interest by the Company Parties to the Purchasers, the Purchasers hereby irrevocably commit and agree to support and to vote their interests in favor of Pannonian in the event any new or successor operator is at any time to be designated or elected for the CD federal unit in Sublette County, Wyoming.

Section 6.05 Termination of Share Exchange Agreements. Brek shall deliver to the Company the agreements described in Section 5.02(e) on or before the Closing Date.

Section 6.06 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use commercially reasonable efforts to take or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Nothing herein shall obligate any Party to incur any expense or obligation with respect to obtaining or attempting to obtain any third party consent or authorization contemplated or required by
Section 6.01, 6.02 or 6.04.

Section 6.07 Significant Transaction with the Company. Each Party hereby represents to the other Parties that it has had no discussions with any person regarding a tender offer for the Company's outstanding common stock, a merger with the Company (regardless of whether the Company would have been the surviving entity) or a sale by the Company of all or substantially all of the Company's assets (each, a "Significant Transaction"), and it has no first hand Knowledge of any such Significant Transaction.

Section 6.08 Transfer Taxes. All sales, use or other taxes (other than taxes on gross income, net income or gross receipts), duties, levies or other governmental charges and recording or filing fees or expenses incurred by or imposed with respect to the property transfers undertaken pursuant to this Agreement shall be the responsibility of, and shall be paid by, the Purchasers.

Section 6.09 Ad Valorem and Similar Taxes. All ad valorem, gross products, production, excise, severance and similar taxes that are payable with respect to ownership or operation of the Properties to be assigned pursuant to this Agreement or production therefrom prior to the effective date of such assignment shall be paid by the Company Parties when due. The Purchasers shall pay when due all such taxes payable after the effective date of such assignment.

Section 6.10      Further Cooperation.

(a) After the Closing and the date of the assignment of any Additional Interest pursuant to this Agreement, each Party at the request of the other and without additional consideration, shall execute and deliver, or shall cause to be executed and delivered, from time to time such further instruments of conveyance and transfer and shall take such other action as the other Party may reasonably request to convey and deliver the applicable Initial Interest and (to the extent earned) the Additional Interest to the Purchasers and to accomplish the orderly transfer of such properties to the Purchasers in the manner contemplated by this Agreement. After the Closing and the date of the assignment of any Additional Interest pursuant to this Agreement, the Parties will cooperate to have all proceeds received attributable to the applicable properties to be transferred to the Purchasers to be paid to the proper Party hereunder and to have all expenditures to be made with respect to such properties to be made by the proper Party hereunder.

(b) Promptly following the Closing, the Purchasers shall record or file in the appropriate real property records or with the appropriate Governmental Authorities, as applicable, the assignment instruments delivered pursuant to Sections 1.02 and 1.03. The Purchasers shall send copies of these recorded or filed copies showing the recording and filing information to the Company promptly following the return of the assignment instruments by the county recorders and Governmental Authorities.

(c) If, following the Closing, the Company or the Purchasers discover that any oil or gas leases or rights to acquire an interest in an oil or gas lease by drilling wells or by any other means owned by the Company as of the date of this Agreement other than the Developed Properties ("Missed Leases and Earning
Rights") were not assigned to the Purchasers pursuant to the terms of this Agreement, the Company shall forthwith assign the appropriate interest in such Missed Leases and Earning Rights to the Purchasers that would have been assigned but for such oversight.

(d) The Parties will cooperate with each other in good faith with respect to the timing of the drilling of the Earning Wells in order to provide for an orderly drilling program of the wells on such leases within the permitted time periods and the avoidance of several material expenditures being required to be made within an unreasonably short time period.

Section 6.11 Assumption. Subject to Section 6.09, as of the Closing and the date of the assignment of any Additional Interest pursuant to this Agreement, the Purchasers shall assume all obligations that are attributable to the ownership of the Properties to be transferred at such date, whether or not attributable to periods before or after the effective date of the assignments made pursuant to this Agreement, including without limitation (i) all obligations (whether arising by statute, regulation, court order or by contract) to properly plug and abandon all wells and remove all related equipment now located on such Properties or hereafter placed on such Properties, and all such obligations to cleanup and restore the lands constituting or related to such Properties, (ii) all taxes, including ad valorem taxes, attributable to such Properties or Hydrocarbons produced therefrom, and (iii) all liabilities attributable to such Properties arising under any Environmental Laws (such assumed obligations and liabilities being hereinafter collectively referred to as the "Assumed Obligations"); provided, however, that this Section 6.11 shall not affect the obligations of the Company Parties for their representations and warranties contained in this Agreement.

Section 6.12 Confidentiality. All information or documents furnished hereunder by any Party hereto or any other party shall be kept confidential by the Party to whom it is furnished (and such Party shall use its best efforts to cause its agents and representatives to maintain the confidentiality of such documents) and will not be used by such Party to the detriment of the other Party. In addition, for a period of five years following the Closing, the interpretations and analyses of raw data on the Company Properties provided by the Company to Brek or Brek Petroleum under Section 6.01 may be disclosed by Brek or Brek Petroleum only to employees, agents or representatives of Brek or Brek Petroleum who execute and deliver to the Company a Confidentiality Agreement substantially in the form previously delivered by the Company to Brek. In the event the transactions contemplated by this Agreement are not consummated, each Party shall return to the other Party or destroy all information furnished hereunder and shall not thereafter use the same for any purpose until such time as such information becomes publicly available, except to the extent (i) it was known by such other Party prior to being received other than through the violation or breach of such Party or any other Party of any duty of confidentiality, (ii) it is or thereafter becomes lawfully obtainable from other sources, (iii) it is necessary or appropriate to disclose the same to any governmental authority having jurisdiction over the Parties or as otherwise may be required by applicable laws (to the extent permitted by law, the Party intending to make disclosure in such circumstances shall give the other Parties hereto prompt notice prior to making such disclosures so that such other Parties may seek a protective order or other appropriate remedy prior to such disclosure), or (iv) such duty of confidentiality is waived in writing by the other Party, and that none of this information shall be used for competitive purposes.

Section 6.13      Mutual Release.

(a) Each of the Purchasers hereby releases and discharges the Company Parties and their respective officers, directors, agents and controlling persons, and their respective successors, assigns, heirs, executors and representatives, of and from all liability, actions, causes of action, claims, demands, suits, damages and expenses (including attorneys' fees) of whatsoever nature which such Party may now or hereafter have or claim to have (whether known or unknown) on account of or in any way arising out of all transactions or actions occurring prior to the date hereof, excluding, however, all transactions and actions arising out of this Agreement.

(b) Each Company Party hereby releases and discharges each of the Purchasers and their respective officers, directors, agents and controlling persons, and their respective successors, assigns, heirs, executors and representatives, of and from all liability, actions, causes of action, claims, demands, suits, damages and expenses (including attorneys' fees) of whatsoever nature which a Company Party may now or hereafter have or claim to have (whether known or unknown) on account of or in any way arising out of all transactions or actions occurring prior to the date hereof, excluding, however, all transactions and actions arising out of this Agreement.

(c) The releases contained in subparagraphs (a) and (b), above, shall become null and void and of no further effect if the transactions contemplated hereunder are terminated prior to the consummation thereof.

Section 6.14 Standstill. For a period of two years following the date of this Agreement, except as expressly contemplated by the terms of this Agreement,

(a) each Company Party and each of the Purchasers agrees that it shall not, and shall not permit any of its Affiliates to file, and each such party shall cause its officers and directors not to file, any lawsuit against any other such party or any officer or director of any other such party that alleges a cause of action that arose before the date of this Agreement;

(b) each of the Purchasers shall not, and shall not permit any of its Affiliates to, (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities or property of the Company or any of its Affiliates, (ii) except at the specific written request of the Company, propose to enter into, directly or indirectly, any merger or business combination involving the Company or any of its subsidiaries or to purchase, directly or indirectly, a material portion of the assets of the Company or any of its subsidiaries, (iii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company or any of its Affiliates, (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting security of the Company or any of its Affiliates, (v) otherwise act, alone or in concert with others, to seek to control, remove or influence the management or Board of Directors of the Company or to seek to influence the policies of the Company, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing, or (vii) advise, assist or encourage any other persons in connection with any of the foregoing; and

(c) each Company Party shall not, and shall not permit any of its subsidiaries to, (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities or property of Brek or any of its subsidiaries, (ii) except at the specific written request of Brek, propose to enter into, directly or indirectly, any merger or business combination involving Brek or any of its subsidiaries or to purchase, directly or indirectly, a material portion of the assets of Brek or any of its subsidiaries, (iii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of Brek or any of its subsidiaries, (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange
Act) with respect to any voting security of Brek or any of its subsidiaries, (v) otherwise act, alone or in concert with others, to seek to control, remove or influence the management or Board of Directors of Brek or to seek to influence the policies of Brek, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing, or (vii) advise, assist or encourage any other persons in connection with any of the foregoing.

         None of the agreements contained in this Section 6.14 are intended to restrict the voting of Gregory Pek as a director of the Company at any Company Board of Directors meeting or the voting by Brek of the Brek Shares at any Company stockholders meeting. Nothing in this Section 6.14 shall prohibit a Party from proposing or participating in a transaction that would lead to a Change of Control of another Party, provided that such transaction is approved by the Board of Directors of such other Party prior to such Change of Control.

Section 6.15 Unobtained Consents. With respect to any of the Properties that would have been assigned to the Purchasers at the Closing (or a later date) but for the existence of prohibitions against or conditions to such transfer that, if not satisfied, would result in the breach by a Company Party of a third party agreement or would terminate or give a third party the right to terminate any rights of a Company Party in and to such Property (any such Property being herein referred to as a "Retained Property" and any such prohibition or condition being herein referred to as a "Restriction"), the Company Parties agree to (a) use commercially reasonable efforts to cause such Restriction to be satisfied or waived, (b) transfer such Retained Property to the Purchasers when and if such Restriction is satisfied or waived, and (c) pending the satisfaction or waiver of such Restriction and to the extent permitted by applicable law and the terms of any applicable contracts or agreements, and subject to any written agreements between the Company Parties and the Purchasers regarding specific Retained Properties, hold the Retained Properties for the benefit of and use by the Purchasers in order to permit the Purchasers to realize, receive, and enjoy rights and benefits, and bear burdens and obligations of the Retained Properties in each case that are substantially similar to those that the Purchasers would have been able to realize, receive and enjoy, or bear, as applicable, had such Restriction been satisfied or waived. The Parties shall enter into an agreement relating to the Retained Properties containing the same terms and conditions as contained in the underlying agreements to which the Company is bound.

Section 6.16      New Areas of Mutual Interest.


(a) Establishment. The Parties hereby establish Areas of Mutual Interest (individually, an "AMI" and, collectively, the "AMIs") consisting of all lands within the boundaries indicated on the plats attached as Exhibit E. The Parties intend that these AMIs shall extend one mile beyond the exterior boundaries of any oil and gas lease located within an AMI in which at least one of the Company Parties and at least one of the Purchasers both have an interest, and accordingly agree that the boundaries of these AMIs shall automatically be enlarged as new oil and gas leases within existing AMIs are acquired in which at least one of the Company Parties and one of the Purchasers both have an interest, so that this intention is continuously fulfilled. All AMIs hereby established shall terminate on the fourth anniversary of the Closing Date.

         Notwithstanding anything to the contrary, if at any time the Purchasers become bound by the provisions of the AMI Covenant of any Material Contract or any agreement entered into after the Closing Date by and among one or more of the Purchasers, one or more of the Company Parties and one or more third parties (the "Applicable Third Party AMI Covenant"), then the AMIs created by this
Section 6.16(a) shall thereupon exclude all lands that are subject to the Applicable Third Party AMI Covenant. The areas that are subject to Applicable Third Party AMI Covenants at the date of this Agreement have been blacked out in the plats attached as Exhibit E to indicate that the AMIs established by Section 6.16(a) do not apply to such lands.

(b) Procedure if Company Parties Acquire an Interest. If a Company Party (including, for purposes of this Section 6.16(b), any Affiliate of a Company Party) should acquire any interest (an "Interest") in any oil and gas lease or other agreement authorizing the owner thereof to explore for, produce, save and market oil and gas covering land within an AMI (including, without limitation, farmout or other agreements by which oil and gas leasehold interests may be earned), the Company Party shall first notify any person having a right to acquire any portion of such Interest under an agreement identified in Schedule 4.03(a) and, after learning whether such person will be acquiring a portion of such Interest, shall notify the Purchasers in writing of the acquisition of such Interest. The notice shall set forth (a) the description of the Interest acquired, (b) the pertinent terms of such acquisition, including copies of leases, assignments, title data and any other agreement relating to the acquisition of the Interest and the rights and obligations associated therewith,
(c) the Company Party's acquisition costs for that Interest, including, but not limited to, lease brokerage fees, lease bonus, attorneys' fees for title examination, and title curative costs, and (d) the portion of such Interest being acquired by a person under an agreement identified in Schedule 4.03(a). The Purchasers shall have the option to acquire 25% of the Interest that remains (the "Remaining Interest") after a person has acquired (or has elected not to acquire) a portion of that Interest under an agreement identified in Schedule 4.03(a), by paying its 25% share of the Company Party's acquisition costs and, if the Purchasers do acquire 25% of the Remaining Interest, the Remaining Interest will then be owned 75% by Pannonian (if in Utah or Wyoming) or San Joaquin (if in California) and 25% by the Purchasers. In accordance with the provisions of Section 1.03(f), the Purchasers may acquire up to an additional 5% undivided interest in the Remaining Interest.

     The Purchasers shall have a period of thirty (30) days from receipt of such notice to exercise such option by (a) giving the concerned Company Party notice in writing and (b) paying to the concerned Company Party, contemporaneously with the notice, their 25% share of the acquisition costs described in the notice. Failure by the Purchasers to respond within the above-specified 30-day period shall be deemed an election by the Purchasers not to acquire their 25% share of the Remaining Interest described in the said notice. Should the Purchasers elect to acquire its interest, such interest shall be assigned free and clear of any liens or burdens on production in excess of those burdening the Interest on the date it was acquired by the Company Party. Assignments of working interests and operating rights in federal and state leases will be made on the appropriate government assignment of operating rights, while assignments of fee leases will be made on a form substantially similar to the form attached as Exhibit C-1. The Purchasers shall pay, within thirty (30) days from receipt of an invoice, its 25% share of the Company Party's acquisition costs for that Interest.

(c) Procedure if Purchasers Acquire an Interest. If a Purchaser (including, for purposes of this Section 6.16(c), any Affiliate of a Purchaser) should acquire an Interest, the Purchaser shall promptly notify Pannonian (as to Interests in Utah and Wyoming) or San Joaquin (as to Interests in California) in writing of the acquisition of such Interest. The notice shall set forth (a) the description of the Interest acquired, (b) the pertinent terms of such acquisition, including copies of leases, assignments, title data and any other agreement relating to the acquisition of the Interest and the rights and obligations associated therewith, and (c) the Purchaser's acquisition costs for that Interest, including, but not limited to, lease brokerage fees, lease bonus, attorneys' fees for title examination, and title curative costs. Pannonian or San Joaquin shall have the option to acquire 70% of the Interest acquired by the Purchaser, proportionately reduced to the Interest acquired, by paying its 70% share of the Purchaser's acquisition costs for that Interest, including, but not limited to, lease brokerage fees, lease bonus, attorneys' fees for title examination, and title curative costs.

     Pannonian or San Joaquin shall have a period of thirty (30) days from receipt of such notice to exercise such option by (a) giving the concerned Purchaser notice in writing and (b) paying to the Purchaser, contemporaneously with the notice, its 70% share of the acquisition costs described in the notice. Failure by Pannonian or San Joaquin to respond within the above-specified 30-day period shall be deemed an election by Pannonian or San Joaquin not to acquire its proportionate part of the Interest described in the said notice. Should Pannonian or San Joaquin elect to acquire its interest, such interest shall be assigned free and clear of any liens or burdens on production in excess of those burdening the Interest on the date it was acquired by the Purchaser. Assignments of working interest and operating rights in federal and state leases will be made on the appropriate government assignment of operating rights, while assignments of fee leases will be made on a form substantially similar to the form attached as Exhibit C-1. Pannonian or San Joaquin shall pay, within thirty
(30) days from receipt of an invoice, its 70% share of the Purchaser's acquisition costs for that Interest.

(d) Operating Agreement. If the Purchasers and either Pannonian (in the case of Utah and Wyoming properties) or San Joaquin (in the case of California properties) both elect to participate in the acquisition of an Interest, then they will be bound by any Operating Agreement to which the Interest is subject or, if there is no Operating Agreement to which the Interest is subject, then to the Operating Agreement attached hereto as Exhibit D; provided, however, that if the Interest to be earned under a farmout or other earning agreement will, pursuant to the terms of that farmout or earning agreement, become subject to a specified Operating Agreement at some later date (for example, where a farmout agreement appends a form of operating agreement that will become effective upon payout of the earning well), then the Purchasers and Pannonian or San Joaquin hereby agree that they, as between themselves, will be subject to the terms of the specified Operating Agreement from and after the date that both elect to participate in the acquisition of the concerned Interest under that farmout or earning agreement.

(e) Farmout and Earning Obligations. If any Remaining Interest is acquired under
Section 6.16(b) in the form of a farmout agreement, exploration agreement or any other agreement that requires one or more wells to be drilled in order to earn a leasehold interest, and if the Purchasers elect not to participate in an earning well provided by such agreement through completion (whether as a producer or as a dry hole) for a full 30% of the Parties' aggregate cost share, then the Purchasers will forfeit any and all rights to receive any portion of the earning well and leasehold interests acquired as a result of drilling that earning well (including, without limitation, rights to purchase additional interests in the concerned land under Section 1.03(f)), and will also forfeit all rights to participate in subsequent earning wells under that agreement. If the Purchasers do participate in the drilling of an earning well for a full 30% of the Parties' aggregate cost share, then the Purchasers shall receive (i) 30% of the Parties' aggregate interest in the earning well and 30% of the aggregate leasehold interest earned by the Parties in the Designated Wellbore Area in which the earning well is located and (ii) an undivided 25% of the leasehold interest earned by the Parties in any additional acreage by virtue of drilling the earning well pursuant to the terms of the farmout or other earning agreement.

     Similarly, if any Interest is acquired under Section 6.16(c) in the form of a farmout agreement, exploration agreement or any other agreement that requires one or more wells to be drilled in order to earn a leasehold interest, and if Pannonian (if in Utah or Wyoming) or San Joaquin elects not to participate in an earning well provided by such agreement through completion (whether as a producer or as a dry hole) for a full 70% of the Parties' aggregate cost share, then Pannonian or San Joaquin, as applicable, will forfeit any and all rights to receive any portion of the earning well and leasehold interests acquired as a result of drilling that earning well, and will also forfeit all rights to participate in subsequent earning wells under that agreement. If Pannonian or San Joaquin does participate in the drilling of an earning well for a full 70% of the Parties' aggregate cost share, then Pannonian or San Joaquin, as applicable, shall receive 70% of the Parties' aggregate interest in the earning well and 70% of the aggregate leasehold interest earned by the Parties by virtue of drilling the earning well pursuant to the terms of the farmout or other earning agreement.

(f) Not Binding on Non-Affiliates. The benefits and burdens of this Section 6.16 are personal to the Company Parties and the Purchasers, as well as to their respective Affiliates, and consequently shall not run with the land. If a Party participates in a merger or other corporate reorganization in which the survivor is not an Affiliate of a Party, then the provisions of this Section 6.16 shall not bind the non-Affiliated survivor. Similarly, if a Party sells one or more Interests to a third party who is not an Affiliate of a Party, then the provisions of this Section 6.16 shall not bind the non-Affiliated third party.

Section  6.17  Delay  Rentals  and  Minimum  Royalties.   Each  Party  shall  be
responsible for maintaining and monitoring its own records concerning the Leases, Earning Agreements, and Interests (defined in Section 6.16), and each Party will communicate with all other concerned Parties concerning the payment status of delay rentals and minimum royalties. In no event will any Party be liable for damages to any other Party if a Party fails to make a timely payment of any necessary delay rental or minimum royalty payment. Subject to the foregoing limitation of liability, the Company Parties shall pay all delay rentals and minimum royalties on all Additional Interests and Remaining Interests the Purchasers may have a right to purchase until such right has extinguished or legal title to such Additional Interest or Remaining Interest has been conveyed to the Purchasers. If the Company intends to cease payments of delay rentals and minimum royalties on an Additional Interest or a Remaining Interest that the Purchasers may have a right to purchase, the Company shall provide the Purchasers with 30 days' prior notice of such intention, upon receipt of which the Purchasers shall have the right, subject to the rights of third parties to make such payments and acquire interests thereby, to assume such payments and require the Company to transfer such interests, without warranty of title of any kind, by providing notice to the Company. If a Party does make a necessary delay rental or minimum royalty payment on behalf of another Party, it will furnish the other concerned Party with an invoice detailing such other Party's share of such payment, and the other Party shall pay such invoice within 30 days following receipt. If the invoice is not timely paid, the Party seeking payment shall send a second invoice to the other Party and, if the other Party fails to pay the full amount of the invoice within 14 days after the date of the second invoice, then the other Party shall conclusively be deemed to have surrendered its interest in the concerned leases and shall reassign its entire interest in those leases to the first Party, free and clear of all liens, encumbrances and burdens, other than those in existence at the date of this Agreement.

Section 6.18 Protested BLM Leases. In February 2002, the Company Parties paid $1,428,436.75 (the "BLM Lease Price") to the Bureau of Land Management (the "BLM") to purchase certain federal leases (the "BLM Leases"). Prior to the issuance of the BLM Leases, a formal protest of such issuance (the "Protest") was filed by one or more third parties, and as of the date of this Agreement, the BLM has not issued the BLM Leases and has not refunded the BLM Lease Price to the Company Parties, pending resolution of the Protest. The BLM Leases are noted on Exhibit A as not issued and under protest. If the Protest is upheld and the BLM Lease Price is refunded to the Company Parties, the Company Parties will promptly remit to the Purchasers by wire transfer (pursuant to instructions provided by the Purchasers) 25% of the amount so refunded by the BLM (or 27 1/2% or 30% of such amount if the Purchasers have acquired part or all of the Additional Interest). If the Purchasers make one or both Option Payments to the Company after the BLM Lease Price is refunded to the Company Parties, and the foregoing payment is made to the Purchasers, the Purchasers will be entitled to deduct 2 1/2% of the amount of the BLM Lease Price refunded to the Company Parties from each such Option Payment. If the Protest is denied and the BLM Leases are issued by the BLM, the Company Parties will promptly execute and deliver to the Purchasers assignments, substantially in the form of the Closing Assignment set forth in Exhibit C-1, of an undivided 25% of the Company Parties' interest in the BLM Leases (or an undivided 27 1/2% or 30% of the Company Parties' interest, as appropriate, if the Purchasers have acquired part or all of the Additional Interest).

Section 6.19 Financial Information. The Company shall deliver to Brek financial information of the Company through the Closing sufficiently ahead of the deadline for filing reports with the SEC to permit Brek to prepare and file such reports on a timely basis. The Company shall cooperate, and use commercially reasonable efforts to cause its independent auditor to cooperate, with Brek and its independent auditor to allow Brek's independent auditor to review Brek's SEC filings and to audit Brek's year-end financial statements. Should Brek wish to make a filing with the SEC that requires the consent of the Company's present or past independent auditor, the Company shall cooperate with such auditor for that purpose and shall use commercially reasonable efforts to cause such consent to be given.

ARTICLE VII

                              TERMINATION; SURVIVAL

Section 7.01 Termination. This Agreement and the obligations of the parties hereunder may be terminated:

(a) by mutual written consent of the Company, Brek and the Stockholder Representative at any time;

(b) by the Company immediately upon the expiration of 10 days from the date that the Company has given notice to Brek and the Stockholder Representative of the material failure by a Purchaser to satisfy any covenant or agreement herein, or of material breach by either of any warranties or representations contained herein; provided, however, that no termination under this Section 7.1(b) shall take effect if such Purchaser, as the case may be, shall have fully and completely corrected the grounds for termination as specified in the aforementioned notice within the earlier to occur of (i) 10 days after the date of receipt of such notice and (ii) the date specified in paragraph (d) below;

(c) by Brek and the Stockholder Representative immediately upon the expiration of 10 days from the date that Brek and the Stockholder Representative have given notice to the Company of a Company Parties' material failure to satisfy any covenant or agreement contained herein, or of a Company Parties' material breach of any warranties or representations contained herein; provided, however, that no termination under this Section 7.1(c) shall take effect if such Company Party shall have fully and completely corrected the grounds for termination as specified in the aforementioned notice within the earlier to occur of (i) 10 days after the date of receipt of such notice and (ii) the date specified in paragraph (d) below;

(d) immediately by either party hereto that is not in default hereunder, if the Closing has not occurred on or before July 22, 2002.

(e) by Brek and the Stockholder Representative immediately upon the public announcement of, agreement to or commencement of negotiations of a Significant Transaction by the Company.

Section 7.02 Effect of Termination. In the event of a termination under Section 7.01, this Agreement shall become void, and there shall be no liability on the part of any Party or any of such Party's directors, officers, employees, agents or shareholders to the other parties or such other Parties' directors, officers, employees, agents or shareholders; provided, however, that the obligations of any Party under Sections 8.12 and 8.14 shall survive the termination of this Agreement; and provided further that a termination under Section 7.1(b) or (c) shall not relieve any Party of any liability for breach of this Agreement or for any misrepresentation hereunder as of the date of this Agreement or be deemed to constitute a waiver of any remedy available for such breach or misrepresentation.

Section 7.03 Survival. The representations and warranties of the Parties hereto contained in Sections 2.01, 2.02, 2.03, 2.06, 3.01, 3.02, 3.05, 4.01, 4.02, 4.03
and 4.06 and all claims, causes of action and damages with respect thereto shall survive the Closing indefinitely. All the representations and warranties of the Parties hereto contained in this Agreement and not referenced in the preceding sentence and all claims, causes of action and damages with respect thereto shall survive the Closing for a period of one year thereafter.

ARTICLE VIII

                                  MISCELLANEOUS

Section 8.01 Appointment of Stockholder Representative. Each Stockholder hereby irrevocably constitutes and appoints Richard N. Jeffs (the "Stockholder Representative"), his agent and attorney-in-fact, with full power of substitution, with respect to all matters arising out of this Agreement, including, but not limited to, the power and authority in the name and on behalf of such Stockholder to do or cause to be done any of the following things:

(a) negotiate, determine and agree upon (i) any amendment to this Agreement or any Exhibit hereto, (ii) any waiver of any conditions precedent to such Stockholder's obligations to consummate the transactions provided for by this Agreement, (iii) any consent that may be given by the Stockholder hereunder, and
(iv) any substitution of or change in the Properties;

(b) make and receive all communications with the Company Parties and Brek and Brek Petroleum on behalf of such Stockholder;

(c) take all such actions on behalf of such Stockholder that are referred to herein as actions that may be taken by the Stockholder Representative; and

(d) otherwise take all actions and do all things necessary or proper, required, contemplated or deemed advisable or desirable by the Stockholder Representative in his discretion, and generally act for and in the name of such Stockholder in connection with the transactions contemplated hereunder.

Section 8.02 Notices. Any notice or communication required or permitted hereunder shall be sufficiently given if in writing and (i) delivered in person or by overnight delivery or courier service or (ii) sent by facsimile or electronic transmission (provided that any notice given pursuant to clause (ii) is also confirmed by the means described in clause (i), as follows:

         To a Company Party:

                  Gasco Energy, Inc.
                  14 Inverness Drive East, Building H, Suite 236
                  Englewood, Colorado 80112
                  Attention:   Mark Erickson
                  President and Chief Executive Officer
                  Fax:  (303) 483-0011
                  E-mail:  merickson@gascoenergy.com

         With a copy to:

                  Vinson & Elkins, L.L.P.
                  2300 First City Tower
                  1001 Fannin Street
                  Houston, Texas 77002-6760
                  Attention:  Michael P. Finch, Esq.
                  Fax:  (713) 615-5282
                  E-mail:  mfinch@velaw.com

         To Brek or Brek Petroleum:

                  Brek Energy Corporation
                  19th Floor, 80 Gloucester Road
                  Wan Chai
                  Hong Kong
                  Fax:  011-852-2804-6291
                  E-mail:  ken.telford@brekenergy.com

         With a copy to:

                  Edwards & Angell, L.L.P.
                  750 Lexington Avenue
                  New York, New York 10022
                  Attention:  D. Roger Glenn
                  Fax:  (212) 308-4844
                  E-mail:  drglenn@ealaw.com

         To the Stockholder Representative:

                  Richard N. Jeffs
                  8 Relton Mews
                  London SW7 1ET
                  Fax:  44-207-838-0555
                  E-mail:  rick@wetcoast.com

     Such notice or other communication shall be deemed given when so delivered personally, or sent by facsimile or electronic transmission (or, if it is transmitted during non-business hours at the recipient's location, at the opening of business on the next business day), or, if sent by overnight delivery or courier service, when delivered.

Section 8.03 Knowledge. As used herein, the term "Knowledge" means (i) with respect to a Company Party, the actual knowledge of officers and employees of the Company Party involved in the transactions contemplated by this Agreement or in the ownership or operation of the Properties, and (ii) with respect to a Purchaser, the actual knowledge of officers and employees of such Purchaser involved in the transactions contemplated by this Agreement. "Known" shall have a correlative meaning.

Section 8.04 Assignment. No Party may assign or delegate any of its rights or obligations hereunder, without the prior written consent of the other Parties and any assignment made without such consent shall be void. Notwithstanding the foregoing, the Stockholders may, in one or more instruments, assign their rights and obligations (other than their obligations under Article III, subclause (ii) of the first paragraph of Section 1.02, the final paragraph of Section 1.02 and Sections 5.02(d), 6.06, 6.12, 6.13, 6.14 and 8.01) hereunder to Brek or Brek Petroleum. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, permitted assigns and legal representatives.

Section 8.05 Disclaimers of Representations and Warranties. The express representations and warranties of the Company Parties contained in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied or statutory. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES MADE IN THIS AGREEMENT,
THE PURCHASERS ACKNOWLEDGE THAT THE COMPANY PARTIES HAVE NOT MADE, AND THE COMPANY PARTIES HEREBY EXPRESSLY DISCLAIM AND NEGATE, AND THE PURCHASERS HEREBY EXPRESSLY WAIVE, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (a) THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF OIL AND GAS, IF ANY, ATTRIBUTABLE TO THE PROPERTIES, (b) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO THE PURCHASERS BY OR ON BEHALF OF THE COMPANY PARTIES, AND (c) THE ENVIRONMENTAL CONDITION OF THE PROPERTIES. THE COMPANY PARTIES AND THE PURCHASERS AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

Section 8.06 Governing Law. Except as otherwise provided in any Exhibit hereto, this Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the internal laws of the State of Colorado without taking into account provisions regarding choice of law.

Section 8.07 Entire Agreement. All exhibits and schedules referred to in this Agreement are integral parts hereof, and this Agreement, together with such exhibits and schedules constitutes the entire agreement among the Parties hereto with respect to the matters herein and therein and supersedes all prior agreements and understandings between the Parties with respect thereto.

Section 8.08 Amendments and Waivers. This Agreement may not be amended except upon a written consent authorized and approved by each Party hereto. By an instrument in writing, the Company may waive compliance by the Purchasers and Brek and the Stockholder Representative may waive compliance by the Company Parties with any term or provisions of this Agreement that such Party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity. The waiver by any Party of the time for performance of any act or condition hereunder shall not constitute a waiver of the act or condition itself.

Section 8.09 Severability. If any provision of this Agreement, or the application thereof to any Party, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other parties, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby is substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

Section  8.10   Counterparts.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall constitute one and the same instrument.

Section 8.11 Interpretation of Agreement. The article, section and other headings used in this Agreement are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

Section 8.12 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, will be paid by the Party incurring such costs and expenses, including but not limited to the cost of legal counsel, accountants and any other professionals.

Section 8.13 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.14 Attorneys' Fees. If any legal action is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

Section 8.15 Publicity. The Parties will consult with each other with regard to the terms and substance of any and all press releases, announcements or other public statements with respect to the transactions contemplated hereby. The Parties agree further that neither of them will release any such press release, announcement or other public statement without the prior approval of the other Party, unless such release is required by law and the Parties cannot reach agreement upon a mutually acceptable form of release, in which event the Party releasing the information, announcement or public statement shall not be deemed to be in breach of this Agreement. The Parties agree further that such approval will not be unreasonably withheld, and they pledge to make a good faith effort to reach agreement expeditiously on the terms of any such press release, announcement or other public statement.

Section 8.16 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

Section 8.17 Third Parties. Except as otherwise provided herein, each party intends that this Agreement shall not benefit or create any right or cause of action or remedy of any nature whatsoever in any person or entity other than the parties to this Agreement.

Section 8.18 Tax Treatment. The Parties agree that for tax purposes, the exchange of the Preferred Stock and the Common Stock owned by the Purchasers for the Initial Interest, and the conveyance of the Initial Interest, at the direction of the Purchasers, to Brek, constitutes a distribution of the Initial Interest by the Company to the Purchasers in redemption of their shares of Preferred Stock and Common Stock. The Parties agree that they shall not, and shall not permit any of their Affiliates to, take a position for tax purposes that is inconsistent with such treatment.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           GASCO ENERGY, INC.

                                           By: _________________________________
                                                Michael K. Decker
                                                Executive Vice President and
                                                Chief Operating Officer

                                           PANNONIAN ENERGY INC.

                                           By: _________________________________
                                                Michael K. Decker
                                                Executive Vice President and
                                                Chief Operating Officer

                                           SAN JOAQUIN OIL & GAS LTD.

                                           By: _________________________________
                                                Michael K. Decker
                                                President

                                           BREK ENERGY CORPORATION

                                           By: _________________________________
                                                Kenneth G. C. Telford
                                                Chief Financial Officer

                                           BREK PETROLEUM INC.

                                           By: _________________________________
                                                Kenneth G. C. Telford
                                                President

                                           BREK PETROLEUM (CALIFORNIA), INC.

                                           By: ________________________________
                                                Kenneth G. C. Telford
                                                President

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                           WET COAST MANAGEMENT CORP.

                                           By: _________________________________
                                                Richard N. Jeffs
                                                President


                                           -------------------------------------
                                           Richard N. Jeffs (As a Stockholder
                                           and Stockholder Representative)


                                           -------------------------------------
                       Nicolas Mathys
                         Stockholder

                                           -------------------------------------
                         Ralph Ruoss
                         Stockholder

                                                                     Exhibit B-1
                              Developed Properties


This Exhibit lists those existing wells and the Designated Wellbore Areas that, together with all related flow lines and gathering lines from the well-head to the point of custody transfer, shall be retained by the Company. This includes all separation, metering, storage, compression, dehydration and all ancillary equipment used to process oil, gas, and water prior to the point of custody transfer.

                                      UTAH

1.       Alger Pass #1  (SWNE Sec. 2 T11S-R19E) Uintah County
         API # 43047311780000.

      2. Lafkas Federal 1-3 (SWSW Sec. 3, T11S-R20E) Uintah County API# 43047311780000.

3.       Willow Creek #2 (SESW Section 5, T11S-R20E)  Uintah County
         API # 43047318180000.

4. Hill Federal 1-10 (NESW Section 10, T11S-R20E) Uintah County API # 43047310260000.

     5. Petes Wash Federal 23-12 #1 (NESW Section 12, T10S-R17W) Uintah County API # 43047342860000.

6.        Federal 23-29#1 (NESW Section 29, T9S-R19E) Uintah County
         API # 04304734110000.

7.       Federal 24-7 #1 (SESW Section 7, T10S-R18E) Uintah County
            API # 43047339830000.

8.       Federal 31-29 (NWNE Section 29, T9S-R19E) Uintah County
          API # 43047336530000.

9.       Federal 34-29 #1 (SWSE Section 29, T9S-R19E) Uintah County
            API # 43047337500000.

10. Federal 42-29-9-19 (SENE Section 29, T9S-R19E) Uintah County API# 43047342020000.

11.      Federal 14-18-2 #1 ( SWSW Section 18, T10S-R18E) Uintah County
                              API # 4304734539000.

                                     WYOMING

1.       Daniel 2-16 (NE Section 16 T33N-R111W) Sublette County
           API# 49035216290000.

2.       Piney 10-16 (SE Section 16, T30N-R111W) Sublette County
            State Lease # 89-00645.

3.       Daniel 11-36 (SW Section 36, T33N-R111W) Sublette County
           API #04935223240000.

4.       Luman 13-22 (SW Section 22, T32N-R110W) Sublette County
           API # 49035217320000.

5.       Ross 33-7 (SE Section 7, T30N-R110W) Sublette County
           API #49035213360000.

6.       Billy 33-16 (SE Section 16, T31N-R111W) Sublette County
           API # 49035213420000.


                                                                     Exhibit B-2
                             Special Phillips Leases

                                 SOUTHERN LEASES

      UTU-018260-A          6/1/1956   T10S-R18E                                          480.00     100.00%
                                       ---------
                                       SECTION 20:  NE
                                       SECTION 21:   N2
                        LIMITED TO THE WASATCH FORMATION
                                UINTAH COUNTY, UT
                                       T10S-R18E                                          480.00     20.00%
                                       ---------
                                       SECTION 20:  NE
                                       SECTION 21:   N2
                                       ALL DEPTHS LESS AND EXCEPT THE WASATCH
                                       FORMATION AND FROM THE SURFACE TO THE BASE OF
                                       THE GREEN RIVER
                                       UINTAH COUNTY, UT
                                       T10S-R18E                                         1098.95     100.00%
                                       ---------
                                       SECTION 22:  NW, NE, SE
                                       SECTION 23:  LOTS 1, 2, N2, N2S2, SWSW, SESE
                        LIMITED TO THE WASATCH FORMATION
                                UINTAH COUNTY, UT
                                       T10S-R18E                                         1098.95     20.00%
                                       ---------
                                       SECTION 22:  NW, NE, SE
                                       SECTION 23:  LOTS 1, 2, N2, N2S2, SWSW, SESE
                     ALL DEPTHS, LESS AND EXCEPT THE WASATCH
                                       FORMATION
                                       UINTAH COUNTY, UT
       UTU-058148           1/1/1956   T10S-R18E                                          240.00     100.00%
                                       ---------
                                       SECTION 24:  NW, NWNE, NWSW
                        LIMITED TO THE WASATCH FORMATION
                                UINTAH C0UNTY, UT
                                       T10S-R18E                                          240.00     20.00%
                                       ---------
                                       SECTION 24:  NW, NWNE, NWSW
                     ALL DEPTHS LESS AND EXCEPT THE WASATCH
                                       FORMATION
                                       UINTAH COUNTY, UT

                                       NONCONSENT TRACTS

        UTU-78433           7/1/1999   T9S-R19E                                           320.00     100.00%
                                       --------
                                       SECTION 21:  S2N2, N2S2
                                       UINTAH COUNTY, UT

        UTU-78433           7/1/1999   T9S-R19E                                           320.00     100.00%
                                       --------
                        SECTION 22: NW, N2SW, SWNE, NWSE
                                UINTAH COUNTY, UT

        UTU-76489           7/1/1997   T9S-R19E                                           320.00     100.00%
                                       --------
                                       SECTION 31:  E2
                                       UINTAH COUNTY, UT

        UTU-76490           7/1/1997   T10S-R19E                                          312.82     100.00%
                                       ---------
                                       SECTION 6:  LOTS 3, 4, NW, N2SW
                                       UINTAH COUNTY, UT


                                                                     Exhibit C-1

                     ASSIGNMENT, BILL OF SALE AND CONVEYANCE


     THIS ASSIGNMENT, BILL OF SALE AND CONVEYANCE (this "Assignment") is made as of 7 a.m., local time, on July 16, 2002 (the "Effective Time") from Pannonian Energy Inc., a Delaware corporation, and San Joaquin Oil & Gas Ltd., a Nevada corporation, both having an address of 14 Inverness Drive East, Suite H-236, Englewood, CO 80112, as "Assignors", to Brek Petroleum Inc., a Nevada corporation, and Brek Petroleum (California), Inc. whose addresses are 19th Floor, 80 Gloucester Road, Wan Chai, Hong Kong, as "Assignee". This Assignment is executed pursuant to the terms of that certain Purchase Agreement by and among Gasco Energy, Inc., Pannonian Energy Inc., San Joaquin Oil & Gas Ltd., Brek Energy Corporation, Brek Petroleum Inc., Brek Petroleum (California), Inc. and certain selling stockholders, dated as of July 16, 2002 (the "Purchase Agreement").


         For $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors hereby sell, assign, and convey to Assignee, its successors and assigns, the following (collectively, the "Assets"):

         An undivided 25% of Assignors' right, obligations, title and interest at the date of this Assignment in (i) the oil and gas leases described in Exhibit A, but only insofar as such leases cover the lands specifically described in Exhibit A (the "Leases"), and (ii) the rights and obligations of assignors, to the extent transferable, in and to all agreements described in Exhibit B (the "Contracts") and rights-of-way, easements and licenses, if any, that are appurtenant to or used in connection with the ownership or operation of the Leases, but only insofar as the Contracts and such rights-of-way, easements and licenses cover and pertain to the Leases.

         TO HAVE AND TO HOLD the Assets unto Assignee and its successors and assigns forever, subject to the terms and conditions hereof.

         This Assignment is made and accepted expressly subject to the following terms and conditions:

         (a) Assignors hereby reserve unto themselves, their successors and assigns, the overriding royalty interest of production in the aggregate described in the column headed "Reserved Overriding Royalty Interest" of Exhibit
A. If Assignors are assigning less than the full leasehold interest in a Lease or if a Lease covers less than the full fee interest in the oil and gas estate, then the overriding royalty interest herein reserved in the Lease shall be reduced proportionately.

         (b) Subject to the Permitted Encumbrances (as such term is defined in the Purchase Agreement), Assignors warrant title to the Assets only against the claims of persons claiming by, through or under Assignors, but not otherwise.

         (c) Except as provided in subsection (a) above, the Assets are hereby assigned by Assignors to Assignee without recourse, covenant or warranty of title of any kind, express, implied or statutory. Any covenants or warranties implied by statute or law by the use herein of the words "grant", "convey" or other similar words are hereby expressly restrained, disclaimed, waived and negated. The express representations and warranties of Assignors contained in this Assignment are exclusive and are in lieu of all other representations and warranties, express, implied or statutory. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF ASSIGNORS MADE IN THE PURCHASE AGREEMENT, ASSIGNEE ACKNOWLEDGES THAT ASSIGNORS HAVE NOT MADE, AND ASSIGNORS HEREBY EXPRESSLY DISCLAIM AND NEGATE, AND ASSIGNEE HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (a) THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE ASSETS, (b) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO ASSIGNEE BY OR ON BEHALF OF ASSIGNORS, OR (c) THE ENVIRONMENTAL CONDITION OF THE ASSETS. ASSIGNORS AND ASSIGNEE AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

         (d) Assignee hereby assumes and agrees to pay, perform, fulfill and discharge all claims, liabilities and obligations under the Leases and the Contracts and under all Permitted Encumbrances, but only to the extent that any of the foregoing are valid and enforceable, relate to the Assets and are attributable to the period after the Effective Time.

         (e) Separate assignments of the Leases shall, as necessary, be executed on officially approved forms (assignment of operating rights) by Assignors to Assignee in sufficient counterparts to satisfy applicable statutory and regulatory requirements. Those assignments shall be deemed to contain all of the exceptions, reservations, rights, titles, powers, and privileges set forth herein as fully as though they were set forth in each assignment. The interests conveyed by such separate assignments are the same, and not in addition to, the interest in the Leases conveyed herein. This Assignment, insofar as it affects any interest in Leases the transfer of which must be approved by the Bureau of Land Management or any state regulatory authority, is made and accepted subject to the approval of the appropriate governmental agency and to the terms of such approval, if and to the extent required by applicable law.

          (f) To facilitate recording or filing of this Assignment, the counterpart to be recorded in a given county may contain only that portion of the exhibits that describes Assets located in that county. Assignors and Assignee have each retained a counterpart of this Assignment with complete exhibits.

          (g) Any indivisible right-of-way or easement is excluded from the conveyance and grant made by this Assignment.

          (h) This Assignment binds and inures to the benefit of Assignors and Assignee and their respective successors and assigns.

          (i) This Assignment may be executed in any number of counterparts, and by different parties in separate counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute but one instrument.

         EXECUTED on the dates contained in the acknowledgment of this instrument, but to be effective for all purposes as of the Effective Time.

     PANNONIAN ENERGY INC.,                                BREK PETROLEUM INC.,
     a Delaware corporation                                a Nevada corporation


     By: __________________________                By:__________________________
            Michael K. Decker, Executive Vice              Kenneth G. C. Telford
             President and Chief Operating Officer,        President
            General Partner


     SAN JOAQUIN OIL AND GAS LTD.,
     a Nevada corporation


     By:______________________________
          Michael K. Decker
          President

STATE OF COLORADO                           )
                                            )   ss.
COUNTY OF ARAPAHOE                          )

         The  foregoing   instrument  was  acknowledged   before  me  this  ____
  day  of  __________,   2002,  by
____________________ as ___________________ of Pannonian Energy Inc., a Delaware
 corporation.

         Witness my hand and official seal.

My commission expires:             ____________________________________________
                                  Notary Public
-------------------


STATE OF                                    )
                                            )   ss.
COUNTY OF                                   )

         The foregoing instrument was acknowledged before me this ____ day of ___________, 2002, by _____________________ as _____________________ of San
Joaquin Oil & Gas Ltd., a Nevada corporation.

         Witness my hand and official seal.


My commission expires:                           ______________________________
                                  Notary Public
-------------------


STATE OF                                    )
                                            )   ss.
COUNTY OF                                   )

         The  foregoing   instrument  was  acknowledged   before  me  this  ____
  day  of  ___________,   2002,  by
_____________________ as __________________ of Brek Petroleum Inc., a Nevada
corporation.

         Witness my hand and official seal.


My commission expires:                           _______________________________
                                  Notary Public
-------------------

                            Exhibit B to Assignment, Bill of Sale and Conveyance

                               Material Contracts

Reference to any agreement listed in this Exhibit shall include all exhibits, addendums and amendments thereto.

1. Muddy Creek Exploration Agreement, dated August 15, 2001, between Pannonian Energy Inc., Shama Zoe Limited Partnership and Burlington Resources Oil & Gas Company LP.

2. CD Exploration Agreement, dated August 15, 2001, between Pannonian Energy Inc., Shama Zoe Limited Partnership and Burlington Resources Oil & Gas Company LP.

3. Gamma Ray Exploration Agreement, dated August 15, 2001, between Pannonian Energy Inc., Shama Zoe Limited Partnership and Burlington Resources Oil & Gas Company LP.

4. Letter agreement, dated August 22, 2001, between Pannonian Energy Inc., Alpine Gas Company and Burlington Resources Oil & Gas Company LP.

5. Acquisition Agreement, dated December 18, 2000, between Pannonian Energy Inc. and Phillips Petroleum Company (including all exhibits and amending letters).

     Letter agreement, dated October 17, 2001, between Gasco Energy, Inc. and Phillips Petroleum Company, extending the election date for the next Option Well as provided in the Acquisition Agreement.

     Letter agreement, dated November 7, 2001, between Gasco Energy, Inc. and Phillips Petroleum Company, being a Supplemental Agreement and Amendment to the Acquisition Agreement.

     Second Supplemental Agreement and Amendment to Acquisition Agreement, dated April 10, 2002, among Pannonian Energy Inc, Gasco Energy, Inc. and Phillips Petroleum Company.

6. Property Purchase Agreement, dated April 23, 2002, between Gasco Energy, Inc. and Shama Zoe Limited Partnership.

7. Agreement and Plan of Merger dated June 29, 2001, by and among Gasco Energy, Inc. Pannonian Energy Inc. and LTM Energy Corporation.

8. The J. Winston Williams Acquisition Agreement, dated May 1, 2001, between Pannonian Energy Inc. and J. Winston Williams.

     The J. Winston Williams Modification of Acquisition Agreement, dated November 20, 2001, between Pannonian Energy Inc. and J. Winston Williams.

9. Consulting and Overriding Royalty Agreement, dated September 20, 1999, between San Joaquin Oil & Gas Ltd. and Davis & Namson Consulting Geologists.

10. Farmout Agreement, dated November 1, 2001, between San Joaquin Oil & Gas Ltd. and OXY Resources California LLC.

11. Joint Operating Agreements and the Unit Operating Agreements for the Prickly Pear Unit, the Alger Pass Unit and the Island Unit. These Units are located in Uintah and Carbon Counties, Utah.

12. Purchase and Sale Agreement (Uintah County, Utah), dated January 26, 2001, between Pannonian Energy Inc. and Gilman A. Hill.

13. Aspen Ridge Exploration Agreement, dated August 15, 2001, between Pannonian Energy, Inc., Shama Zoe Limited Partnership and Burlington Resources Oil & Gas Company LP.

14. Rio Verde Exploration Agreement, dated August 15, 2001, between Pannonian Energy, Inc., Shama Zoe Limited Partnership and Burlington Resources Oil & Gas Company LP.

15. East Piney Exploration Agreement, dated August 15, 2001, between Pannonian Energy, Inc., Shama Zoe Limited Partnership and Burlington Resources Oil & Gas Company LP.

16. Billy Canyon Exploration Agreement, dated August 15, 2001, between Pannonian Energy, Inc., Shama Zoe Limited Partnership and Burlington Resources Oil & Gas Company LP.

                                                                     Exhibit C-2

                  ASSIGNMENT OF CONTRACT RIGHTS AND OBLIGATIONS

         THIS ASSIGNMENT OF CONTRACT RIGHTS AND OBLIGATIONS (this  "Assignment")
  is made as of July 16, 2002 (the   ---------- "Effective  Date") from
Pannonian Energy Inc., a Delaware corporation ("Assignor"), to Brek Petroleum Inc., a Nevada corporation ("Assignee").


Recitals:
--------

     A. Reference is made to that certain Farmout Agreement, dated September 12, 2000, between Shenandoah Operating Company, LLC ("Shenandoah"), Pendragon Energy Partners ("Pendragon"), collectively as Farmor, and Pannonian Energy Inc., as amended by letter dated October 17, 2000 and Supplemental Agreement and Amendment, dated February 19, 2001, between Shenandoah, Pendragon, Pannonian Energy, Inc. and Phillips Petroleum Company ("Phillips"), as further amended by Second Amendment to Farmout Agreement, dated April 15, 2002, between Shenandoah, Pendragon, Gasco Energy, Inc. and Phillips (the "Farmout Agreement").

     B. Subject to and upon the terms of this Assignment, Assignor desires to transfer to Assignee an undivided 25% of all rights held by Assignor on the Effective Date to earn interests in oil and gas leases by drilling wells or by any other means on such leases after the Effective Date pursuant to the Farmout Agreement, together with an undivided 25% of all obligations of Assignor at the date of this Agreement under the Farmout Agreement, exclusive however of any rights or obligations with respect to any wells drilled on or prior to the Effective Date (all of such rights and obligations of Assignor, subject to such exclusion, being herein collectively called the "Assigned Interest"). This Assignment is made pursuant to the provisions of that certain


Purchase Agreement by and among Gasco Energy, Inc., Pannonian Energy Inc., San Joaquin Oil & Gas Ltd., Brek Energy Corporation, Brek Petroleum Inc., Brek Petroleum (California), Inc. and certain stockholders, dated as of July 16, 2002 (the "Purchase Agreement").

Agreements:
----------

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

     1. Assignment. For $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, and conveys the Assigned Interest to Assignee, its successors and assigns. This Assignment is subject to the provisions of those certain agreements by and among Assignor, its parent Gasco Energy, Inc. and Phillips as listed on Exhibit A attached hereto, to the extent such agreements relate to the Farmout Agreement, and the operating agreement listed on Exhibit A.

         TO HAVE AND TO HOLD the Assigned Interest unto Assignee, its successors and assigns, forever.

     2. Representations and Warranties. Subject to the Permitted Encumbrances (as such term is defined in the Purchase Agreement), Assignor hereby warrants title to the Assigned Interest only against the claims of persons claiming by, through or under Assignor, but not otherwise. EXCEPT AS SET FORTH IN THIS
SECTION 2 OR AS  OTHERWISE  EXPRESSLY  STATED  IN THE  PURCHASE  AGREEMENT,  THE
ASSIGNED   INTEREST  IS  BEING   ASSIGNED  TO  ASSIGNEE  "AS  IS,"  WITHOUT  ANY
REPRESENTATIONS  OR  WARRANTIES  WHATSOEVER,   WHETHER  EXPRESSED,   IMPLIED  OR
STATUTORY.

     3. Ratification of Farmout Agreement. Assignee hereby ratifies the Farmout Agreement and agrees to be bound by it in respect of the Assigned Interest being acquired.

     4. Assumption. Assignee hereby assumes and agrees to pay, perform, fulfill and discharge all claims, liabilities and obligations under the Farmout Agreement, but only to the extent that any of the foregoing are valid and enforceable, relate to the Assigned Interest and are attributable to the period after the Effective Date. Assignee further hereby assumes and agrees to perform its proportionate share of all obligations under that certain Operating Agreement dated April 1, 1997, as amended, between Chandler & Associates, Inc. and MCNIC Oil & Gas Properties, Inc. referenced in the Farmout Agreement, from and after the Effective Date.

          5. Notice Address. The notice address of Assignee, is as follows:


                  Brek Petroleum Inc.
                  19th Floor, 80 Gloucester Road
                  Wan Chai
                  Hong Kong
                  Fax:  011-852-2804-6291
                  E-mail:  ken.telford@brekenergy.com

          6. Further Assurances. The Assignor and Assignee shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Assignment.

          7. Governing Law. This Assignment and the legal relations between the parties shall be governed by and shall be construed in accordance with the internal laws of the state of Colorado without taking into account provisions regarding choice of law.

          8. Consent. Notwithstanding anything herein to the contrary, this Assignment is made and accepted subject to obtaining the written consent of Shenandoah and Pendragon; and this Assignment shall have no effect unless and until such consent is obtained.

          9. Counterparts. This Assignment may be executed in counterparts (including by facsimile transmission). All counterparts shall be construed together and constitute the same instrument.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the Effective Date.

                                          PANNONIAN ENERGY INC.

                                          By: __________________________________
                                               Michael K. Decker
                                               Executive Vice President and
                                               Chief Operating Officer

                                          BREK PETROLEUM INC.

                                          By: __________________________________
                                               Kenneth G. C. Telford
                                               President

           Exhibit A to Assignment of Contract Rights and Obligations


          Reference to any agreement listed in this Exhibit shall include all exhibits, addendums and amendments thereto.

          Acquisition Agreement, dated December 18, 2000, between Pannonian Energy Inc. and Phillips Petroleum Company (including all amending letters).

          Letter agreement, dated October 17, 2001, between Gasco Energy, Inc. and Phillips Petroleum Company, extending the election date for the next Option Well as provided in the Acquisition Agreement.

          Letter agreement, dated November 7, 2001, between Gasco Energy, Inc. and Phillips Petroleum Company, being a Supplemental Agreement and Amendment to the Acquisition Agreement.

          Second Supplemental Agreement and Amendment to Acquisition Agreement, dated April 10, 2002, among Pannonian Energy Inc, Gasco Energy, Inc. and Phillips Petroleum Company.

          Operating Agreement dated April 1, 1997, as amended, between Chandler & Associates, Inc. and MCNIC Oil & Gas Properties, Inc., as referenced in the Farmout Agreement.

                                                                     Exhibit C-3

                  ASSIGNMENT OF CONTRACT RIGHTS AND OBLIGATIONS

     THIS ASSIGNMENT OF CONTRACT RIGHTS AND OBLIGATIONS (this "Assignment") is made as of July 16, 2002 (the"Effective Date") from Pannonian Energy Inc., a Delaware corporation ("Assignor"), to Brek Petroleum Inc., a Nevada corporation ("Assignee"). Recitals:


         A.       Reference is made to:

               (i) that certain Acquisition Agreement, dated December 18, 2000, between Pannonian Energy Inc. and Phillips Petroleum Company (including all amending letters) (the "Acquisition Agreement"); that certain Letter agreement, dated October 17, 2001, between Gasco Energy, Inc. and Phillips Petroleum Company, extending the election date for the next Option Well as provided in the Acquisition Agreement; that certain Letter agreement, dated November 7, 2001, between Gasco Energy, Inc. and Phillips Petroleum Company, being a Supplemental Agreement and Amendment to the Acquisition Agreement; and that certain Second Supplemental Agreement and Amendment to Acquisition Agreement, dated April 10, 2002, among Pannonian Energy Inc, Gasco Energy, Inc. and Phillips Petroleum Company (collectively, the "Phillips Agreement"); and

               (ii) that certain Exploration and Development Agreement, dated April 17, 2001, between The State of Utah, acting by and through the School and Institutional Trust Lands Administration, and Pannonian Energy Inc., designated by the Trust Lands Administration as ML 90001
          - OBA, as amended by First Amendment to Exploration and Development Agreement, dated March __, 2002, between the State of Utah, acting by and through the School and Institutional Trust Lands Administration, and Pannonian Energy Inc (the "Gate Canyon Agreement" and, together with the Phillips Agreement, collectively the "Assigned Agreements").

               B. Subject to and upon the terms of this Assignment, Assignor desires to transfer to Assignee an undivided 25% of all rights held by Assignor on the Effective Date to earn interests in oil and gas leases by drilling wells or by any other means on such leases after the Effective Date pursuant to the Assigned Agreements, together with an undivided 25% of all obligations of Assignor at the date of this Agreement under the Assigned Agreements, exclusive however of any rights or obligations with respect to any wells drilled on or prior to the Effective Date (all of such rights and obligations of Assignor, subject to such exclusion, being herein collectively called the "Assigned Interest"). This Assignment is made pursuant to the provisions of that certain ------------------ Purchase Agreement by and among Gasco Energy, Inc., Pannonian Energy Inc., San Joaquin Oil & Gas Ltd., Brek Energy Corporation, Brek Petroleum Inc., Brek Petroleum (California), Inc. and certain stockholders, dated as of July 16, 2002 (the "Purchase Agreement").

Agreements:
----------

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

     1. Assignment. For $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, and conveys the Assigned Interest to Assignee, its successors and assigns.

         TO HAVE AND TO HOLD the Assigned Interest unto Assignee, its successors and assigns, forever.

     2. Representations and Warranties. Subject to the Permitted Encumbrances (as such term is defined in the Purchase Agreement), Assignor hereby warrants title to the Assigned Interest only against the claims of persons claiming by, through or under Assignor, but not otherwise. EXCEPT AS SET FORTH IN THIS
SECTION 2 OR AS  OTHERWISE  EXPRESSLY  STATED  IN THE  PURCHASE  AGREEMENT,  THE
ASSIGNED   INTEREST  IS  BEING   ASSIGNED  TO  ASSIGNEE  "AS  IS,"  WITHOUT  ANY
REPRESENTATIONS  OR  WARRANTIES  WHATSOEVER,   WHETHER  EXPRESSED,   IMPLIED  OR
STATUTORY.

     3. Ratification of Farmout Agreement. Assignee hereby ratifies each Assigned Agreement and agrees to be bound by each of them in respect of the Assigned Interest being acquired.

     4. Assumption. Assignee hereby assumes and agrees to pay, perform, fulfill and discharge all claims, liabilities and obligations under the Assigned Agreements, but only to the extent that any of the foregoing are valid and enforceable, relate to the Assigned Interest and are attributable to the period after the Effective Date.

         5.       Notice Address. The notice address of Assignee, is as follows:

                  Brek Petroleum Inc.
                  19th Floor, 80 Gloucester Road
                  Wan Chai
                  Hong Kong
                  Fax:  011-852-2804-6291
                  E-mail:  ken.telford@brekenergy.com

     6. Further Assurances. The Assignor and Assignee shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Assignment.

     7. Governing Law. This Assignment and the legal relations between the parties shall be governed by and shall be construed in accordance with the internal laws of the state of Colorado without taking into account provisions regarding choice of law.

     8. Consent. Notwithstanding anything herein to the contrary, the provisions of this Assignment that relate to the Gate Canyon Agreement are made and accepted subject to obtaining the written consent of State of Utah, School and Institutional Trust Lands Administration; and the provisions of this Assignment, to the extent and only to the extent they relate to the Gate Canyon Agreement, shall have no effect unless and until such consent is obtained.

     9. Counterparts. This Assignment may be executed in counterparts (including by facsimile transmission). All counterparts shall be construed together and constitute the same instrument.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the Effective Date.

                                             PANNONIAN ENERGY INC.

                                             By: _______________________________
                                                  Michael K. Decker
                                                  Executive Vice President and
                                                  Chief Operating Officer

                                             BREK PETROLEUM INC.

                                             By: _______________________________
                                                  Kenneth G. C. Telford
                                                  President

                                                                       Exhibit E

                       Brek/Gasco Areas of Mutual Interest

                                                                      Schedule A


                                  Stockholders



                  Name                            Shares of Company Common Stock


1. Wet Coast Management Corp.                                            450,000

2. Richard N. Jeffs                                                      450,000

3. Nicolas Mathys                                                        300,000

4. Ralph Ruoss                                                           300,000

929722_1.DOC
                                                                Schedule 4.03(a)

                               Material Contracts

Reference to any agreement listed in this Schedule shall include all exhibits, addendums and amendments thereto.

Part I

1. Muddy Creek Exploration Agreement, dated August 15, 2001, between Pannonian Energy Inc., Shama Zoe Limited Partnership and Burlington Resources Oil & Gas Company LP.

2. CD Exploration Agreement, dated August 15, 2001, between Pannonian Energy Inc., Shama Zoe Limited Partnership and Burlington Resources Oil & Gas Company LP.

3. Gamma Ray Exploration Agreement, dated August 15, 2001, between Pannonian Energy Inc., Shama Zoe Limited Partnership and Burlington Resources Oil & Gas Company LP.

4. Letter agreement, dated August 22, 2001, between Pannonian Energy Inc., Alpine Gas Company and Burlington Resources Oil & Gas Company LP.

5. Property Purchase Agreement, dated April 23, 2002, between Gasco Energy, Inc. and Shama Zoe Limited Partnership.

6. Agreement and Plan of Merger dated June 29, 2001, by and among Gasco Energy, Inc. Pannonian Energy Inc. and LTM Energy Corporation.

7. The J. Winston Williams Acquisition Agreement, dated May 1, 2001, between Pannonian Energy Inc. and J. Winston Williams.

The J. Winston Williams Modification of Acquisition Agreement, dated November 20, 2001, between Pannonian Energy Inc. and J. Winston Williams.

8. Consulting and Overriding Royalty Agreement, dated September 20, 1999, between San Joaquin Oil & Gas Ltd. and Davis & Namson Consulting Geologists.

9. Farmout Agreement, dated November 1, 2001, between San Joaquin Oil & Gas Ltd. and OXY Resources California LLC.

10. Joint Operating Agreements and the Unit Operating Agreements for the Prickly Pear Unit, the Alger Pass Unit and the Island Unit. These Units are located in Uintah and Carbon Counties, Utah.

11. Overriding Royalty Interests (ORRIs) conveyed or to be conveyed to employees and founding directors of Pannonian Energy Inc. The ORRI will be a minimum of one half of one percent of 8/8ths (.5%) of production in the aggregate with respect to any lease that has a net revenue interest (NRI) of 80% or less and will not exceed 2-1/2 % of 8/8ths of production in the aggregate with respect to any lease with a NRI greater than 80%, as approved by the Board of Directors of Pannonian Energy Inc. Notwithstanding the foregoing, however, the ORRI will be 5.0% of 8/8ths of production with respect to Utah State Lease No. ML48266 and USA Lease No. UTU78433.

12. Purchase and Sale Agreement (Uintah County, Utah), dated January 26, 2001, between Pannonian Energy Inc. and Gilman A. Hill.

13. Aspen Ridge Exploration Agreement, dated August 15, 2001, between Pannonian Energy, Inc., Shama Zoe Limited Partnership and Burlington Resources Oil & Gas Company LP.

14. Rio Verde Exploration Agreement, dated August 15, 2001, between Pannonian Energy, Inc., Shama Zoe Limited Partnership and Burlington Resources Oil & Gas Company LP.

15. East Piney Exploration Agreement, dated August 15, 2001, between Pannonian Energy, Inc., Shama Zoe Limited Partnership and Burlington Resources Oil & Gas Company LP.

16. Billy Canyon Exploration Agreement, dated August 15, 2001, between Pannonian Energy, Inc., Shama Zoe Limited Partnership and Burlington Resources Oil & Gas Company LP.

17. Letter Agreement, dated July 16, 2002, between Pannonian Energy, Inc. and Brek Petroleum Inc. regarding Pending Well Procedure.

Part II

1. Acquisition Agreement, dated December 18, 2000, between Pannonian Energy Inc. and Phillips Petroleum Company (including all amending letters).

     Letter agreement, dated October 17, 2001, between Gasco Energy, Inc. and Phillips Petroleum Company, extending the election date for the next Option Well as provided in the Acquisition Agreement.

     Letter agreement, dated November 7, 2001, between Gasco Energy, Inc. and Phillips Petroleum Company, being a Supplemental Agreement and Amendment to the Acquisition Agreement.

     Second Supplemental Agreement and Amendment to Acquisition Agreement, dated April 10, 2002, among Pannonian Energy Inc, Gasco Energy, Inc. and Phillips Petroleum Company.

     Farmout Agreement, dated September 12, 2000, between Shenandoah Operating Company, LLC, Pendragon Energy Partners, collectively as Farmor, and Pannonian Energy Inc., as amended by letter dated October 17, 2000 and Supplemental Agreement and Amendment, dated February 19, 2001, between Shenandoah Operating Company, LLC, Pendragon Energy Partners and Pannonian Energy, Inc. and Phillips Petroleum Company, as further amended by Second Amendment to Farmout Agreement, dated April 15, 2002, between Shenandoah Operating Company, LLC, Pendragon Energy Partners, Gasco Energy, Inc. and Phillips Petroleum Company.

2. Exploration and Development Agreement, dated April 17, 2001, between The State of Utah, acting by and through the School and Institutional Trust Lands Administration, and Pannonian Energy Inc., designated by the Trust Lands Administration as ML 90001 - OBA, as amended by First Amendment to Exploration and Development Agreement, dated March __, 2002, between the State of Utah, acting by and through the School and Institutional Trust Lands Administration, and Pannonian Energy Inc. (Gate Canyon)

                                                                Schedule 4.03(e)
                                Required Consents


1. Farmout Agreement, dated September 12, 2000, between Shenandoah Operating Company, LLC, Pendragon Energy Partners, collectively as Farmor, and Pannonian Energy Inc., as amended by letter dated October 17, 2000 and Supplemental Agreement and Amendment, dated February 19, 2001, between Shenandoah Operating Company, LLC, Pendragon Energy Partners and Pannonian Energy, Inc. and Phillips Petroleum Company, as further amended by Second Amendment to Farmout Agreement, dated April 15, 2002, between Shenandoah Operating Company, LLC, Pendragon Energy Partners, Gasco Energy, Inc. and Phillips Petroleum Company.

         Consent required from the following parties:

         Shenandoah Energy Inc.
         475 Seventeenth Street, Suite 1000
         Denver, Colorado 80202

         Pendragon Energy Partners
         621 Seventeenth Street, Suite 621
         Denver, Colorado 80293

2. Exploration and Development Agreement, dated April 17, 2001, between The State of Utah, acting by and through the School and Institutional Trust Lands Administration, and Pannonian Energy Inc., designated by the Trust Lands Administration as ML 90001 - OBA, as amended by First Amendment to Exploration and Development Agreement, dated March __, 2002, between the State of Utah, acting by and through the School and Institutional Trust Lands Administration, and Pannonian Energy Inc. (Gate Canyon)

         Consent required from the following party:

         State of Utah
         School and Institutional Trust Lands Administration
         675 East 500 South, Suite 500
         Salt Lake City, Utah 84102
         Attention:  Assistant Director/Oil & Gas